UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

AMENDMENT NO. 1 ON FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

KINGSWAY FINANCIAL SERVICES INC.

(Exact name of registrant as specified in its charter)
_____________________

Ontario                                Not applicable
(State or Other Jurisdiction of                            (IRS Employer
Incorporation or Organization)                             Identification No.)

45 St. Clair West
Toronto, ON M4V 1K9 Canada
(416) 848-1171

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________

Larry G. Swets, Jr.
President and Chief Executive Officer
Kingsway Financial Services Inc.
150 Pierce Road, 6th Floor
Itasca, IL 60143
(847) 700-9154

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies of communications to:

Brian J. Fahrney
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	□	Accelerated filer	□
Non-accelerated filer	□ (Do not check if a smaller reporting company)	Smaller reporting company	☒

_____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Subscription Rights
Shares of Common Stock included as part of the Units
Series A Warrants
Series B Warrants
Shares of Common Stock underlying the Warrants
Total Registration Fee	$13,148,971	$1,793.52 (3)(4)

(1) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-1    under the Securities Act of 1933, as amended.
(2) Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4) Previously paid.

_____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”). This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [ , 2013]

PRELIMINARY PROSPECTUS

KINGSWAY FINANCIAL SERVICES INC.

[ ] SUBSCRIPTION RIGHTS TO PURCHASE
ONE COMMON SHARE, ONE SERIES A WARRANT AND ONE SERIES B WARRANT, EACH TO PURCHASE ONE COMMON SHARE

We are distributing at no charge to the holders of shares of our common stock (“Common Shares”) transferable subscription rights (each a “Subscription Right”) exercisable for up to an aggregate of [ ] units (singularly a “Unit”), each Unit consisting of one Common Share, one Series A Warrant (as defined below) and one Series B Warrant (as defined below) (the “Rights Offering”). Each Series A Warrant and Series B Warrant entitles the holders thereof to purchase one Common Share. The exercise price per Common Share for the first warrant is the greater of $4.50 and 120% of the volume weighted average price of the Common Shares (“VWAP”) over the twenty trading day period on the New York Stock Exchange (“NYSE”) ending on such trading day prior to the issuance date of the warrant, and each such warrant is redeemable by the Company and has a term of seven years from its date of issuance (each such warrant a “Series A Warrant”). The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share for the second warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on such trading day prior to the issuance date of the warrant, and each such warrant is non-redeemable, and has a term of ten years from its date of issuance (each such warrant a “Series B Warrant”). Four Subscription Rights entitle the holder to purchase one Unit at a subscription price of $4.00 per Unit, which we refer to as the “basic subscription privilege.” If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including in respect of Subscription Rights purchased from others) will be entitled to exercise an “over-subscription privilege,” subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased by our other shareholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $4.00. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege. The Rights Offering is not subject to any minimum subscription level or attaining a minimum amount of proceeds. Upon the closing of the Rights Offering, the Units will immediately separate into the Common Shares and the Warrants and will trade separately. The Units are not themselves tradable, nor will they be listed on any stock exchange.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern time, on [ , 2013], unless we extend the offering period in our sole discretion. You should carefully consider whether to exercise your Subscription Rights before the expiration of the Rights Offering. Subscription Rights that are not exercised by the expiration date of the Rights Offering will expire and will have no value. All exercises of Subscription Rights are irrevocable. Our Board of Directors is making no recommendation regarding your exercise of the Subscription Rights. We may in our sole discretion cancel the Rights Offering at any time and for any reason. If we cancel this Rights Offering, the subscription agent will return all subscription payments it has received for the cancelled offering without interest or penalty.

If all of the Subscription Rights are exercised, we expect to receive net proceeds, after fees and expenses, of approximately $12.5 million in the aggregate. We intend to use the proceeds to repay a portion of our $26.4 million principal amount of 7.5% senior notes maturing February 1, 2014 (the “Notes”). Taking into account the expected net proceeds to be raised from the Rights Offering along with our current cash resources, as of the closing of the Rights Offering we would not have the liquidity necessary to satisfy completely the repayment obligations of the Notes. We intend to generate the remaining proceeds needed to repay the Notes by raising additional capital or selling assets. See “Use of Proceeds”.

Our Common Shares are traded on the Toronto Stock Exchange (“TSX”) and the NYSE under the symbol “KFS.” The closing price of our Common Shares on the TSX and the NYSE on [ , 2013] was [$ ] and [$ ] per Common Share, respectively. We may apply for listing of the Subscription Rights, the Common Shares issued in connection with the Rights Offering, and the Series A Warrants and Series B Warrants (collectively, the “Warrants”) on a securities exchange. If any or all of the listing applications is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights and the Warrants trade on the over-the-counter market (“OTC”). There is no guarantee that requests for listing or applications for quotation will be accepted.

All of the dollar amounts in this prospectus are expressed in U.S. dollars, except where otherwise indicated. References to “dollars” or “$” are to U.S. dollars, and any references to “C$” are to Canadian dollars.

INVESTMENT IN THE SUBSCRIPTION RIGHTS, COMMON SHARES AND WARRANTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 21 OF THIS PROSPECTUS, AS WELL AS THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS.

This is not an underwritten offering. The Subscription Rights are being offered directly by us without the services of an underwriter or selling agent.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [ , 2013]

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement we may authorize to be delivered to you, including any free writing prospectus that we use in connection with this offering. We have not, and neither our subscription agent, Computershare Investor Services Inc., nor our information agent, Georgeson Shareholder Communications Canada Inc., has authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the prospectus incorporated by reference, regardless of the time of delivery of this prospectus or any exercise of rights. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus, including information incorporated by reference herein contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements relate to future events or future performance and reflect Kingsway management's current beliefs, based on information currently available. The words “anticipate,” “expect,” “believe,” “may,” “should,” “would, ” “could,” “estimate,” “project,” “outlook,” “forecast,” “intend,” “seek,” and variations or similar words and expressions are used to identify such forward-looking information, but these words are not the exclusive means of identifying forward-looking statements. Specifically, statements about (i) our ability to preserve and use our net operating losses; (ii) our expected liquidity; and (iii) the potential impact of volatile investment markets and other economic conditions on our investment portfolio and underwriting results, among others, are forward-looking, and we may also make forward-looking statements about, among other things:

•
our results of operations and financial condition (including, among other things, premium volume, premium rates, net and operating income, investment income and performance, return on equity, and expected current returns and combined ratios);

•	the timing of and other procedural matters associated with the Rights Offering;

•	the successful completion of the Rights Offering and the use of proceeds therefrom;

•	expectations regarding the Company's ability to raise capital;

•	changes in facts and circumstances affecting assumptions used in determining the provision for unpaid loss and loss adjustment expenses;

•	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of the provision for unpaid loss and loss adjustment expenses;

•	the impact of emerging claims issues as well as other insurance and other litigation and regulatory actions;

•	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	changes in industry trends and significant industry developments;

•	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

•	our ability to complete current or future acquisitions successfully;

•	our ability to successfully implement our restructuring activities;

•	our existing debt and our ability to service it in the future;

•	the potential impact of certain guarantees made by the Company in favor of third parties;

•	our ability to adequately estimate and provide for an appropriate level of reserves at our insurance company subsidiaries; and

•	our ability to implement other strategic initiatives.

Risks and uncertainties that could adversely affect our business and prospects include, but are not limited to, those discussed in “Risk Factors.” We cannot assure you that we have identified all the factors that create uncertainties. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. Readers should not place undue reliance on forward-looking statements. You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission after the date of this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the Common Shares and our Warrants offered in the Rights Offering and Common Shares issuable upon the exercise of our Warrants.

What is the Rights Offering?

The Rights Offering is a distribution to holders of our Common Shares, at no charge, of Subscription Rights. We are distributing one Subscription Right for each Common Share owned as of 5:00 p.m. Eastern time on [ , 2013], the record date, for a total of [INSERT] Subscription Rights. Each Subscription Right is evidenced by a Subscription Rights certificate.

What is a Subscription Right?

Four Subscription Rights will allow their holder to purchase one Unit, consisting of one Common Share, one Series A Warrant and one Series B Warrant, each to purchase one Common Share. The exercise price per Common Share of a Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on such trading day prior to the issuance date of the warrant. The exercise price per Common Share of a Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on such trading day prior to the issuance date of the warrant. The Series A Warrants are redeemable by the Company and have a seven-year term from its date of issuance, while the Series B Warrants are non-redeemable and have a ten-year term from its date of issuance. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The Subscription Rights carry a basic subscription privilege and an over-subscription privilege. We will not issue fractional Units. If, upon exercise of the Subscription Rights, a holder would be entitled to receive a fractional number of Units, we will, upon exercise, round down to the nearest whole number, the number of Units to be issued to the Subscription Right holder; with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the Rights Offering.

Are the Units tradable?

No. Upon the closing of the Rights Offering, the Units will immediately separate and the Common Shares and Warrants will be issued separately and will trade separately. The Units are not themselves tradable, nor will they be listed on any exchange.

What is the basic subscription privilege?

Four Subscription Rights entitle you to purchase one Unit at the subscription price of $4.00 per Unit. You may exercise all or a portion of your basic subscription privilege or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase Subscription Rights from others and exercise all or a portion of those Subscription Rights or you may seek to sell all or a portion of your Subscription Rights.

What is the over-subscription privilege?

If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including in respect of Subscription Rights purchased from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased through the basic subscription privilege. The over-subscription privilege will be executed at the same subscription price of $4.00 per Unit. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata based on the total number of Units you request pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering.

May I transfer or sell my Subscription Rights if I do not want to exercise my Subscription Rights?

Yes. The Subscription Rights are transferable. Transferees of Subscription Rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege with respect to those Subscription Rights transferred to them. We may apply for listing of the Subscription Rights on a securities exchange. If the listing application is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights trade on the OTC. There is no guarantee that requests for listing or applications for quotation will be accepted. The Subscription Rights will, subject to any applicable state law restrictions, be transferable during the subscription period irrespective of whether the Subscription Rights are quoted on a securities exchange or not. In addition, you may sell your Subscription Rights by contacting your broker or the institution through which you hold your Common Shares.

Are there any limits on the number of Units I may purchase in the Rights Offering or the number of Common Shares I may own as a result of the exercise of Subscription Rights under the Rights Offering?

Yes. You may only purchase the number of whole Units consisting of Common Shares and Warrants purchasable upon exercise of the basic subscription privilege included in the Subscription Rights distributed to you in the Rights Offering, or purchased by you as a result of buying Subscription Rights, plus the maximum amount of over-subscription privilege Units available, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of our Common Shares you held on the record date, by the number of Subscription Rights purchased by you as a result of buying Subscription Rights, and by the extent to which other shareholders exercise their Subscription Rights, which we cannot determine prior to completion of the Rights Offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

Under U.S. federal income tax law, we can carry forward U.S. net operating losses as potential tax deductions until they expire. As of March 31, 2013, we had U.S. net operating loss carryforwards totaling approximately $827.4 million. On September 28, 2010, we put in place the Tax Benefit Preservation Plan Agreement (the “Tax Plan”). Under the Tax Plan, upon (i) any person becoming an owner of 5% or more of the outstanding Common Shares of Kingsway Financial Services Inc. or (ii) an existing greater than 5% shareholder acquiring additional Common Shares (each of the persons described in clauses (i) and (ii), a “5% Shareholder”), without express approval of the board of directors of the Company (the “Board”), the Company will issue rights to purchase additional Common Shares to shareholders of the Company holding Common Shares as of the closing of such transaction (other than such 5% Shareholder), potentially resulting in dilution to such 5% Shareholder. If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

Additionally, as a result of our ownership of statutory insurance companies with their own set of regulatory rules, acquiring more than 10% of our total Common Shares may subject you to additional scrutiny or restrictions from those regulators.

Why are we engaging in a Rights Offering, and how will we use the proceeds from the Rights Offering?

We have chosen to raise up to $12.5 million in new capital through a Rights Offering to allow our existing shareholders to purchase our Common Shares and Warrants based on their pro rata ownership percentage without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the Rights Offering will be successful.

We expect to receive net proceeds from the Rights Offering of approximately $12.5 million. We intend to use the proceeds to repay a portion of the Notes, which mature February 1, 2014 and carry an annual interest rate of 7.5%. Taking into account the expected net proceeds to be raised from the Rights Offering along with our current cash resources, as of the closing of the Rights Offering we would not have the liquidity necessary to satisfy completely the repayment obligation of the Notes. We intend to generate the remaining proceeds needed to repay the Notes by raising additional capital or selling assets.

If we are unable to raise sufficient funds in this Rights Offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our Notes. Our failure to do so could result, among other things, in a cross default under our debt covenants, increased regulatory demands, loss of our customers and a loss of your entire investment. Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see “Risk Factors - Financial Risk.”

Will there be a backstop to the Rights Offering or other guarantee that it will be sufficiently subscribed?

No. There will be no backstop or other guarantee to the Rights Offering. This means that the Rights Offering may not be sufficiently subscribed or subscribed at all, therefore we may not raise sufficient capital from the Rights Offering. In addition, there is no minimum proceeds condition to the Rights Offering and we may consummate the Rights Offering even if the amount of proceeds does not meet our financial goals.

What are the material terms of our Warrants?

The Warrants are initially exercisable for an aggregate of [ ] Common Shares. Each Unit will have two Warrants - one Series A Warrant and one Series B Warrant. The exercise price per Common Share of a Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share of a Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The number of Common Shares subject to the Warrants and the exercise price of the Warrants is subject to certain adjustments in connection with a stock split, a stock dividend, a subdivision, combination or recapitalization of our Common Shares. We may redeem the Series A Warrants at a price of $0.25 per warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The Series B Warrants, however, are non-redeemable. Subject to state securities laws, the Warrants may be exercised at any time starting on the first day of the thirty-seventh month after the date of issuance until any time before 5:00 p.m., Eastern time on or before the seventh anniversary after the date of issuance for the Series A Warrants and the tenth anniversary after the date of issuance for the Series B Warrants. If we exercise our redemption option with respect to the Series A Warrants, then they may be exercised prior to the first day of the thirty-seventh month after the date of issuance. The holders of the Warrants will not have voting rights or other rights as a shareholder unless and until (and then only to the extent) the Warrants have been exercised. Upon a capital reorganization, reclassification of our securities, consolidation, amalgamation or merger of our Company resulting in a change of 50% of the voting power of the Company, a sale of substantially all of our assets or a similar transaction requiring shareholder approval, the holders of the Warrants shall be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire.

May I sell my Warrants?

Yes. We may apply to have each of the Series A Warrants and Series B Warrants listed on a securities exchange, but even if either such application is unsuccessful, you may be able to sell your Warrants in the OTC market or in a private transaction. We cannot assure you that there will be a market to sell the Warrants, or the price at which you will be able to sell your Warrants. In addition, following the closing of the Rights Offering, the Warrants may not be immediately tradable until the securities exchange to which we may apply makes a decision with respect to the listing applications in respect of the Warrants. As a result, even if the listing application with respect to each of the Series A Warrants and Series B Warrants is successful, the Warrants may not be listed immediately following the closing of the Rights Offering.

What happens to my Warrants if I sell my new Common Shares before I exercise my Warrants?

You may exercise your Warrants even if you have sold your new Common Shares prior to the exercise of your Warrants.

How were the $4.00 per Unit subscription price, the composition of the Units and exercise price of the Warrants and other terms of the Warrants determined?

In determining the subscription price, the composition of the Unit, and the terms of the Warrants, our Board, based on the recommendation by management, considered a number of factors, including, without limitation:

•	the price at which our shareholders might be willing to participate in the Rights Offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our Common Shares;

•	the terms of the Warrants;

•	the implication of the composition of the Units and the terms of the underlying securities on our ability to realize the full benefits of our net operating losses and related tax benefits; and

•	the desire to provide an opportunity to our shareholders to participate in the Rights Offering on a pro rata basis.

Based on these considerations and the recommendation of management, our Board determined that the subscription price should be equal to $4.00 per Unit, that each Unit should be comprised of one Common Share and one Series A Warrant and one Series B Warrant and determined the terms of the Warrants. There was no formula used in determining the subscription price of the Units or the terms of the Warrants. The Company did not engage a financial advisor in making this determination. The $4.00 per Unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the Units to be offered in the Rights Offering. See “The Rights Offering-Determination of Subscription Price” in this prospectus.

The price per Unit in the Rights Offering may not be indicative of the market value of the Subscription Rights, Common Shares or the Warrants. This Rights Offering and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. Prior to the issuance of the Subscription Rights and the Warrants there has been no market for those securities and you may not be able to sell the Subscription Rights or the Warrants at a price you believe may be indicated by the price per Unit, if at all. We cannot provide you any assurances as to the liquidity of or the trading market for the Subscription Rights or Warrants issued in connection with the Rights Offering.

Am I required to subscribe in the Rights Offering?

No. You may exercise any number of your Subscription Rights or you may choose not to exercise any Subscription Rights. If you do not exercise any Subscription Rights, the number of Common Shares you own will not change and you will not be issued any Common Shares or Warrants. Furthermore, if you choose not to exercise your basic subscription privilege in full and other shareholders do, your ownership interest in the Company may be diluted by purchases of Common Shares by others, and may be further diluted if our Warrants are exercised, and, in each case, your voting and other rights will be diluted to the extent that other shareholders exercise their basic and/or over-subscription rights.

How soon must I act to exercise my Subscription Rights?

If you hold a Subscription Right and you wish to participate in the Rights Offering, you must properly complete and sign Form 1 of the Subscription Rights certificate for the basic subscription privilege, and if you wish to exercise a portion or all of your entitlement under the over-subscription privilege, Form 2 of the Subscription Rights certificate, and deliver the signed Subscription Rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., Eastern time, on [ , 2013] the expiration date of the Rights Offering, unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.” If you hold your Subscription Rights through a broker, dealer, custodian bank or other nominee, your nominee may establish a submission deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights. Although our Board may, in its discretion, extend the expiration date of the Rights Offering, it currently does not intend to do so. If you cannot deliver your Subscription Rights certificate to the subscription agent prior to the expiration of the Rights Offering period, you may follow the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.”

You should read the instruction letter carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed Subscription Rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

Although we will make reasonable attempts to provide and make available this prospectus to our shareholders and holders of the Subscription Rights, unless extended, the Rights Offering and all Subscription Rights will expire on the expiration date, whether or not we have been able to locate each person holding the Subscription Rights.

Are we requiring a minimum overall subscription to complete the Rights Offering?

No. There is no individual minimum subscription requirement in the Rights Offering, and there is no minimum aggregate subscription requirement to complete the Rights Offering. We may execute the Rights Offering for less than the full $12.5 million net proceeds that would be raised if the Rights Offering is fully subscribed. If, however, we issue any securities in this Rights Offering, we will issue all securities in respect of Subscription Rights that are properly exercised prior to the expiration date of the Rights Offering, whether exercised in respect of the basic subscription privilege or the over-subscription privilege.

What is the maximum amount of Common Shares and Warrants to be issued?

The size of the Rights Offering, if all holders exercise their basic subscription privilege, or if not all holders exercise their Subscription Rights but there are sufficient over-subscription privilege exercised to reach the same effect, would be to issue [ ] Units. These [ ] Units would contain Common Shares and Warrants, if all Warrants were exercised, and would result in [ ] total Common Shares being issued.

What happens if the Rights Offering is not fully subscribed after giving effect to the over-subscription privilege?

Any Subscription Rights not exercised after giving effect to the over-subscription privilege will expire.

Can we amend the terms of, cancel or extend the Rights Offering?

We may amend the terms of the Rights Offering or extend the subscription period of the Rights Offering. We also reserve the right to cancel the Rights Offering at any time prior to the expiration date and for any reason. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for Units in the Rights Offering. Our Board may decide to extend the Rights Offering for additional periods, although we do not currently intend to do so.

Has the Board made a recommendation to shareholders regarding the Rights Offering?

No. Our Board is making no recommendation regarding your exercise, sale or transfer of the Subscription Rights. Holders who exercise Subscription Rights will incur investment risk on new money invested. The subscription price per Unit may not be indicative of the market value of the Subscription Rights, our Common Shares or our Warrants. We cannot predict the price at which our Common Shares or our Warrants will trade after the offering. Furthermore, a liquid trading market may not develop or be maintained for the Subscription Rights or our Warrants. This Rights Offering and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. Prior to the issuance of the Subscription Rights and Warrants there has been no market for those securities and you may not be able to sell our Warrants at a price you believe may be indicated by the price per Unit, if at all. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented.

Will our directors, executive officers or significant shareholders participate in the Rights Offering?

Our directors and executive officers who own Common Shares, as well as other significant shareholders, are permitted, but not required, to participate in this Rights Offering on the same terms and conditions applicable to all shareholders, including by purchasing Subscription Rights from other holders and exercising those Subscription Rights. Certain directors and executive officers of Kingsway have indicated their current intention to participate in the Rights Offering in amounts at least equal to their basic subscription privileges. Nevertheless, each such director and executive officer reserves the right, in his sole discretion, not to participate in the Rights Offering.
Any director, executive officer or significant shareholder who subscribes for Units in the Rights Offering will pay $4.00 per Unit, the same price paid by all other persons who exercise their Subscription Rights in the Rights Offering.

Are there limitations to this Rights Offering under state securities laws?

If the Warrants are listed on a securities exchange, they will be a covered security and exempt from state securities regulation. We currently intend to proceed with the Rights Offering even if we do not obtain listing for the Warrants. If we are not successful in listing the Warrants on a securities exchange, we intend to rely upon other exemptions under state securities laws to enable us to proceed with the Rights Offering. Furthermore, our Warrants may be subject to transfer restrictions in certain states. We have the discretion to delay or to refuse to distribute any securities underlying the Units you may elect to purchase through the exercise of Subscription Rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

How do I exercise my Subscription Rights if I own Subscription Rights in certificate form?

In order to exercise your basic subscription privilege and over-subscription privilege, you must properly complete and sign Form 1 of the Subscription Rights certificate for the basic subscription privilege, and if you wish to exercise a portion or all of your entitlement under the over-subscription privilege, Form 2 of the Subscription Rights certificate, and deliver the signed Subscription Rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., Eastern time, on [ , 2013] the expiration date of the Rights Offering, unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.” In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the Subscription Rights certificate. Do not deliver documents to Kingsway Financial Services Inc. You are solely responsible for completing delivery to the subscription agent of your subscription documents, Subscription Rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on [ , 2013], unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to exercise the number of Subscription Rights you requested to exercise, or if such number is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. If your payment for the number of Subscription Rights you requested to exercise is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment. Any excess subscription payments will be returned by the subscription agent, without interest or penalty, as soon as practicable following the expiration of the Rights Offering period.

If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

How do I exercise my Subscription Rights if, on [ ], I held Kingsway's Common Shares in certificated form but did not receive a Subscription Rights certificate?

If on [ , 2013], you held Common Shares of Kingsway in certificated form but did not receive a Subscription Rights certificate, please contact our subscription agent Computershare Investor Services Inc. to have a Subscription Rights certificate reissued to you and follow the instructions provided.

What should I do if I want to participate in the Rights Offering but my Subscription Rights are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your Subscription Rights through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Subscription Rights you own. The record holder must exercise the Subscription Rights on your behalf. If you wish to exercise your Subscription Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a Subscription Rights certificate from us. Please follow the instructions of your nominee. Your nominee may establish a submission deadline that may be before the expiration date of the Rights Offering.

What form of payment is required to purchase the Units offered in this Rights Offering?

Payments submitted to the subscription agent must be made in full in U.S. currency by:

•	certified check drawn against a U.S. or Canadian bank payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”;

•	U.S. or Canadian bank draft payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”; or

•	U.S. or Canadian postal money order payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.).”

To be effective, any payment related to the exercise of a Subscription Right must clear prior to the expiration of the Rights Offering.

When will I receive my Common Shares and Warrants?

If you timely submit a Subscription Rights certificate and payment, we will mail you certificates and/or Direct Registration System (“DRS”) statements for the Common Shares and DRS statements for the Warrants as soon as practicable after the completion of the Rights Offering. Until your certificates and DRS statements are received, you may not be able to sell the securities acquired in this Rights Offering. If your Common Shares as of the record date were held by a broker, dealer, custodian bank or other nominee, or you purchased Subscription Rights and you participate in the Rights Offering, you will not receive certificates and/or DRS statements for your new Common Shares or Warrants. Your custodian bank, broker, dealer or other nominee will be credited with the Common Shares and Warrants underlying the Units you purchase in the Rights Offering as soon as practicable after the completion of the Rights Offering.

After I send in my payment and Subscription Rights certificate to the subscription agent, may I cancel my exercise of Subscription Rights?

No. All exercises of Subscription Rights are irrevocable, even if you later obtain information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to do so at the subscription price of $4.00 per Unit. This Rights Offering and other factors, including any announcement of financial results, may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. Prior to the issuance of our Subscription Rights and Warrants there will be no market for those securities and you may not be able to sell the Subscription Rights or the Warrants at a price you believe may be indicated by the price per Unit, if at all.

What effects will the Rights Offering have on the Company's outstanding Common Shares?

Assuming no other transactions by us involving our Common Shares or our Warrants other than as described herein, if the Rights Offering is fully subscribed through the exercise of the Subscription Rights before the expiration of the Rights Offering, then [ ] Common Shares, [ ] Series A Warrants to purchase [ ] Common Shares and Series B Warrants to purchase [ ] Common Shares will be issued and outstanding after the closing of the Rights Offering. Further, if all of the Warrants issued in the Rights Offering are exercised, an additional [ ] Common Shares will be issued, which will then result in a total of [ ] Common Shares outstanding.

As a result of the Rights Offering, the ownership interests and voting interests of any existing shareholders that do not fully exercise their basic subscription privilege may be diluted and shareholders' ownership may be further diluted as a result of the exercise of the Warrants. The exact number of Common Shares and Warrants that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering by our shareholders.

In addition, the issuance of our Common Shares and Warrants and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all.

Are there any conditions to completing the Rights Offering?

Subject to this registration statement being declared effective after review by applicable securities regulatory authorities and stock exchanges, there are no conditions to completion of the Rights Offering.

How much will Kingsway receive from the Rights Offering?

If all of the Subscription Rights are exercised in full, we expect the net proceeds from the Rights Offering to be approximately $12.5 million, after deducting fees and expenses. If no Subscription Rights are exercised, we would receive no proceeds from the offering.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of Warrants and Common Shares and exercising your Warrants involves the purchase of Common Shares. You should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 21 of this prospectus and the information incorporated by reference in this prospectus.

If all or a portion of my subscription is not accepted, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not accept all or a portion of your subscription, all excessive subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If you own Common Shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my Subscription Rights if I live outside the United States?

We will not mail this prospectus to holders whose addresses are outside the United States, or who have a military post office or a foreign post office address. Holders whose addresses are in Canada will receive a separate mailing providing instructions on how to subscribe. For other foreign holders, the subscription agent will hold the Subscription Rights certificates for their account. To exercise Subscription Rights, such holders must notify the subscription agent and timely follow the procedures described in “The Rights Offering-Foreign Holders.”

What fees or charges apply if I exercise my Subscription Rights in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights or Units to you or to issue the Common Shares or Warrants underlying the Units to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of Subscription Rights.

What are the U.S. and Canadian federal income tax consequences of exercising my Subscription Rights?

We intend to take the position that the distribution of Subscription Rights is a non-taxable distribution to holders of our Common Shares. This position, however, is not binding on the United States Internal Revenue Service (“IRS”), Canada Revenue Agency (“CRA”) or the courts, and if this position is finally determined by the IRS, the CRA or a court to be incorrect, the distribution of the Subscription Rights could be taxable to holders of our Common Shares. A holder of Common Shares will not recognize any gain or loss upon the exercise of Subscription Rights received in the Rights Offering. You should consult your tax advisor as to your particular tax consequences resulting from the Rights Offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your Subscription Rights are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If, as of [ , 2013], you were the record holder of our Common Shares, or if you received your Subscription Rights from a registered holder, then you should send your subscription documents, Subscription Rights certificate and subscription payment by mail or overnight courier to:

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
8th Floor
Toronto, ON
M5J 2Y1
Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail:     corporateactions@computershare.com

You or, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your subscription documents, Subscription Rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern time, on [ , 2013], unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.”

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in escrow until completion of the Rights Offering. If the Rights Offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.

Whom should I contact if I have other questions?

If you have any questions regarding the Rights Offering, completing a Subscription Rights certificate or submitting payment in the Rights Offering, please contact our information agent for the Rights Offering, Georgeson Shareholder Communications Canada Inc..

PROSPECTUS SUMMARY

The following summary contains basic information about us and the Rights Offering. Because it is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read this prospectus carefully, including the sections entitled “Risk Factors” and “The Rights Offering,” and the information incorporated by reference in this prospectus.

Unless otherwise indicated, the terms “Kingsway,” the “Company,” “we,” “us,” “our” and similar names refer collectively to Kingsway Financial Services Inc. and its subsidiaries.

The Company

Overview

Kingsway Financial Services Inc. was incorporated under the Business Corporations Act (Ontario) on September 19, 1989. Kingsway Financial Services Inc. is a holding company and is primarily engaged, through its subsidiaries, in the property and casualty insurance business and conducts its business through two reportable segments: Insurance Underwriting and Insurance Services. We conduct our business and distribute our products in the United States and Puerto Rico.

The Company's property and casualty insurance business operations are conducted primarily through the following subsidiaries: Mendota Insurance Company (“Mendota”), Mendakota Insurance Company, Universal Casualty Company (“UCC”), Maison Insurance Company (“Maison”), Kingsway Amigo Insurance Company (“Amigo”), KAI Advantage Auto, Inc., Kingsway Reinsurance Corporation and Kingsway Reinsurance (Bermuda) Ltd. (collectively, the “Insurance Underwriting Subsidiaries”).

The Insurance Underwriting Subsidiaries issue insurance policies and retain the risk of operating profit or loss related to the ultimate loss and loss adjustment expenses incurred on the underlying policies. They provide non-standard automobile and homeowners insurance to individuals and commercial automobile insurance to businesses and actively conduct business in 18 states. As of March 31, 2013, the following states accounted for 83.9% of the Company's gross premiums written: Florida (28.5%), Illinois (16.1%), Texas (13.6%), California (10.3%), Nevada (6.7%) and Colorado (8.7%). In November 2012, the Company formed Maison, a Louisiana domiciled property and casualty insurance company, which provides homeowners policies for wind and hail-related property losses of residential dwellings and certain contents. Louisiana generated 100% of our homeowners insurance premiums in 2012 and is expected to in 2013.

Our Insurance Underwriting Subsidiaries principally offer personal automobile insurance to drivers who do not meet the criteria for coverage by standard automobile insurers. For the year ended March 31, 2013, non-standard automobile accounted for 88.8% of the Company's gross premiums written. Our Insurance Underwriting Subsidiaries primarily market automobile insurance products which provide coverage in three major areas: liability, accident benefits and physical damage. Liability insurance provides coverage for claims against the Company's insureds legally responsible for automobile accidents which have injured third-parties or caused property damage to third-parties. Accident benefit policies or personal injury protection policies provide coverage for loss of income, medical and rehabilitation expenses for insured persons who are injured in an automobile accident, regardless of fault. Physical damage policies cover damages to an insured automobile arising from a collision with another object or from other risks such as fire or theft.

During the fourth quarter of 2012, the Company began taking steps to place all of Amigo into voluntary run-off. On November 19, 2012, the Florida Office of Insurance Regulation (“OIR”) approved Amigo's plan to withdraw from the business of offering commercial lines insurance in Florida. On January 30, 2013, the OIR approved Amigo's plan to withdraw from the business of offering personal lines insurance in Florida. Kingsway has commenced discussions with the OIR to outline plans for Amigo's run-off. Any comprehensive run-off plan would be subject to OIR approval.

Our Insurance Services segment includes the following subsidiaries of the Company: Assigned Risk Solutions Ltd. (“ARS”) and IWS Acquisition Corporation (“IWS”), (collectively, the “Insurance Services Subsidiaries”).

ARS is a licensed property and casualty agent, full service managing general agent and third-party administrator focused primarily on the assigned risk market. ARS is licensed to administer business in 22 states but generates its revenues primarily by operating in the states of New York and New Jersey.

IWS is a licensed motor vehicle service agreement company and is a provider of after-market vehicle protection services distributed by credit unions in 26 states and Puerto Rico to their members.

ARS generally markets the same type of insurance products as the Insurance Underwriting Subsidiaries; however, ARS does not retain the risk of operating profit or loss related to the ultimate loss and loss adjustment expenses incurred on the underlying policies. This risk is borne by the insurance companies which partner with ARS in their marketing efforts.

IWS markets and administers vehicle service agreements and related products for new and used automobiles throughout the United States and Puerto Rico. A vehicle service agreement is an agreement between IWS and the vehicle purchaser under which IWS agrees to replace or repair, for a specific term, designated vehicle parts in the event of a mechanical breakdown. IWS serves as the administrator on all contracts it originates. Vehicle service agreements supplement, or are in lieu of, manufacturers' warranties and provide a variety of extended coverage options. Vehicle service agreements typically range from three months to seven years and/or 3,000 miles to 100,000 miles. The cost of the vehicle service agreement is a function of the contract term, coverage limits and type of vehicle.

In addition to marketing vehicle service agreements, IWS also brokers a guaranteed asset protection product (“GAP”) through its distribution channel. GAP generally covers a consumer's out-of-pocket amount, related to an automobile loan or lease, if the vehicle is stolen or damaged beyond repair. IWS earns a commission when a consumer purchases a GAP certificate but does not take on any insurance risk.

Recent Developments

The Company received notice on June 7, 2013 from the NYSE that it is not in compliance with certain NYSE standards for continued listing of its Common Shares. Specifically, Kingsway is below the NYSE's continued listing criteria because its average total market capitalization over a recent 30 consecutive trading day period was less than $50 million at the same time that reported shareholders' equity was less than $50 million. Under the NYSE's continued listing criteria, a NYSE listed company must maintain average market capitalization of not less than $50 million over a 30 consecutive trading day period or reported shareholders' equity of not less than $50 million.

The Company has 90 days from the date of the notice to submit a business plan to the NYSE demonstrating its ability to achieve compliance with the listing standards within 18 months of receiving the notice. During such 18-month period, the Common Shares will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards; however, the consolidated tape now includes a “.BC” indicator, which will be removed at such time as the Company is deemed compliant with the NYSE's continued listing standards. Kingsway intends to submit a business plan and intends to address the issue through the successful completion of the Rights Offering.

The notice from the NYSE does not impact the Company's listing on the TSX, and its Common Shares will continue to be listed and traded on the TSX, subject to compliance with TSX continued listing standards.

The Company finalized the purchase of certain tangible and intangible assets of Trinity Warranty Corporation (“Trinity”) on May 22, 2013. Trinity, based in Lombard, Illinois, is a provider of warranty products and maintenance support to consumers and businesses in the heating, ventilation, air conditioning and refrigeration industry. The tangible and intangible assets of Trinity were acquired for total consideration consisting of cash and future contingent payments in a newly formed entity.

Two of the Company's principal insurance company subsidiaries, Mendota and Mendakota, are domiciled in Minnesota. These companies are currently under examination by the Minnesota Department of Commerce (“DOC”) for the period January 1, 2007 through December 31, 2011 as part of their regular five-year examination cycle. In a draft examination report delivered to the Company on May 23, 2013, the DOC has questioned the carrying value and admissibility, for statutory accounting purposes, of certain assets and liabilities at December 31, 2011. Mendota and Mendakota believe they have addressed the issues raised by the DOC and that none of the issues raised remains outstanding at the current time. However, the DOC may continue to take the position that adjustments must be made to the Mendota and Mendakota 2011 statutory financial statements. Moreover, the DOC could take the position that the actions taken by Mendota and Mendakota in 2012 did not adequately address the issues raised in the exam and that adjustments to the 2012 statutory financial statements are required to be made. For a further discussion of this matter, including certain risks relating thereto, please see “Risk Factors - Two of the Company's Insurance Company Subsidiaries are the Subject of a Pending Examination by the Minnesota Department of Commerce Which Could Result in a Reduction in Statutory Surplus.”

Voting Securities and Principal Holders Thereof

Since the filing of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, our Director, Joseph Stilwell, and our President and Chief Executive Officer, Larry G. Swets, Jr., have purchased 500 and 19,000 Common Shares, respectively.

Directors and Executive Officers

Larry G. Swets, Jr., 38 years old
President and Chief Executive Officer, appointed July 1, 2010

Before joining Kingsway in January 2010, Mr. Swets founded Itasca Financial LLC, an advisory and investment firm specializing in the insurance industry. Prior to his work at Itasca Financial, Mr. Swets served as an insurance company executive and advisor, including the role of Director of Investments and Fixed Income Portfolio Manager for Kemper Insurance. At Kemper he also evaluated business units, executed corporate transactions and divestitures, and developed financial projections and analysis for the company during its runoff stage. He began his career in insurance as an intern in the Kemper Scholar program in 1994.

Mr. Swets graduated from Valparaiso University and earned a Masters degree in Finance from DePaul University; he also holds the Chartered Financial Analyst designation. He is also a member of Young Presidents' Organization (YPO).

William A. Hickey, Jr., 54 years old
Executive Vice President and Chief Operating Officer, appointed August 30, 2010
Chief Financial Officer, appointed April 21, 2011

Most recently, Mr. Hickey was a Managing Director with Macquarie Capital. Previously, he was Managing Director, Chief Operating Officer and Chief Financial Officer for Fox-Pitt Kelton Cochran Caronia Waller at the time of its merger with Macquarie on November 30, 2009. He also served in the same capacity for Cochran Caronia Waller at the time of its merger with Fox-Pitt Kelton on August 31, 2007.

Prior to joining Cochran Caronia Waller, Mr. Hickey was Executive Vice President and Chief Financial Officer of the Kemper Insurance Companies, formerly a leading property-casualty insurance provider. He joined the Kemper organization in 1989 as a Financial Analyst with Kemper Corporation, then the publicly-held, diversified insurance and financial services arm of the Kemper group of companies. In 1996, following Zurich Insurance Company's acquisition of Kemper Corporation, Mr. Hickey moved to the Kemper Insurance Companies as Director of Corporate Development. Before joining Kemper, he worked for Deloitte Haskins & Sells and Stein Roe & Farnham.

Mr. Hickey earned a Bachelor of Business Administration degree in accountancy with high honors from the University of Notre Dame and a Master of Management degree in finance and management policy with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University. He was awarded the Chartered Financial Analyst designation in 1989 and the Certified Public Accountant designation in 1981.

Bradley S. Diericx, 40 years old
Executive Vice President, appointed September 17, 2012

Before joining Kingsway in September 2012, Mr. Diericx was a Partner and Managing Director of the Chicago office with Johnson Lambert, LLP. Previously, Mr. Diericx was a Partner and Chair of the Insurance Practice with Blackman Kallick, LLP. Prior to joining Blackman Kallick, LLP, Mr. Diericx was the Vice President of Finance for the Insurance Corporation of Hannover (part of the Hannover Re group of companies). Before joining the Insurance Corporation of Hannover, Mr. Diericx was an officer and controller of GE Reinsurance Corporation. He began his career in insurance with Kemper Reinsurance Company (before being acquired and renamed GE Reinsurance Corporation) in 1995.

Mr. Diericx graduated from Augustana College and holds the Certified Public Accountant designation.

Corporate Information

Kingsway Financial Services Inc. was incorporated under the Business Corporations Act (Ontario) on September 19, 1989. The Company's registered office is located at 45 St. Clair Avenue West, Suite 400, Toronto, Ontario, Canada M4V 1K9. Our principal executive offices are located at 150 Pierce Road, Itasca, Illinois 60143, and our telephone number at that location is (847) 700-8059. The Common Shares of Kingsway Financial Services Inc. are listed on the TSX and the NYSE under the trading symbol “KFS.”

Our Internet address is www.kingsway-financial.com. We make available free of charge on or through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the U.S. Securities and Exchange Commission and Canadian Securities Administrators. The information contained on our website is not part of this prospectus.

THE RIGHTS OFFERING

The following summary contains basic information about the Rights Offering. It does not contain all the information that is important to you. For a more complete understanding of the Rights Offering, please refer to the section of this prospectus supplement entitled “Questions and Answers Relating to the Rights Offering” and “The Rights Offering.” In this summary, unless otherwise indicated, “we,” “us,” “our,” “the Company, “and “Kingsway” and similar words refer only to Kingsway Financial Services Inc. and not any of its subsidiaries.

The Rights Offering
We are distributing at no charge to the holders of our Common Shares transferable Subscription Rights to purchase up to an aggregate of [ ] Units, each consisting of one Common Share, one Series A Warrant and one Series B Warrant. The exercise price per Common Share of one Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share of one Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The Series A Warrants are redeemable by the Company and have a seven-year term from their date of issuance, while the Series B Warrants are non-redeemable and have a ten-year term from their date of issuance. Four Subscription Rights entitle the holder to purchase one Unit at a subscription price of $4.00 per Unit, which we refer to as the “basic subscription privilege.” If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including Subscription Rights purchased from others) will be entitled to exercise an “over-subscription privilege,” subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased by our other shareholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $4.00 per Unit. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege.

Upon the closing of the Rights Offering, the Units will immediately separate into the Common Shares and the Warrants and will trade separately. The Units are not themselves tradable, nor will they be listed on any stock exchange.

Record Date	[ , 2013]
Expiration Date	The Subscription Rights will expire at 5 p.m. Eastern time on [ , 2013], unless the expiration date is extended.
Basic Subscription Privilege
Four Subscription Rights entitle you to purchase one Unit at the subscription price of $4.00 per Unit purchased. Each Unit consists of one Common Share, one Series A Warrant and one Series B Warrant. The exercise price per Common Share of a Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the date of issuance of the warrant. Each Series A Warrant is redeemable by the Company and has a term of seven years from its date of issuance. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share of a Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. Each Series B Warrant is non-redeemable and has a term of ten years from its date of issuance. Fractional Units resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly.

You may exercise all or a portion of your basic subscription privilege or you may choose not to exercise any basic subscription privilege at all.

Over-subscription Privilege
If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including in respect of Subscription Rights purchased from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment. This over-subscription privilege will allow holders to purchase a portion of the number of Units, if any, that are not purchased by our other shareholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $4.00 per Unit. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege. Fractional Units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata based on the total number of Units you request pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering.

Purchase Restrictions to Preserve Tax Benefits
As of March 31, 2013, we had net U.S. operating loss carryforwards totaling approximately $827.4 million, as measured for U.S. federal income tax purposes. On September 28, 2010, we put in place the Tax Plan. Under the Tax Plan, upon (i) any person becoming an owner of 5% or more of the outstanding Common Shares of Kingsway Financial Services Inc. or (ii) an existing greater than 5% shareholder acquiring additional Common Shares (each of the persons described in clauses (i) and (ii), a “5% Shareholder”), without express approval of the Board, the Company will issue rights to purchase additional Common Shares to shareholders of the Company holding Common Shares as of the closing of such transaction (other than such 5% Shareholder), potentially resulting in dilution to such 5% Shareholder. If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

Sale and Transferability of Subscription Rights
The Subscription Rights are transferable. We may apply for listing of the Subscription Rights on a securities exchange. There is no guarantee that requests for listing or applications for quotation will be accepted.

Sale and Transferability of Warrants
The Warrants are transferable. We may apply for listing of the Warrants on a securities exchange. There is no guarantee that requests for listing or applications for quotation will be accepted. Following the closing of the Rights Offering, the Warrants may not be immediately tradable until the securities exchange to which we may apply makes a decision with respect to the listing applications in respect of the Warrants. As a result, even if the listing application with respect to each of the Series A Warrants and Series B Warrants is successful, the Warrants may not be listed immediately following the closing of the Rights Offering.

Participation of Directors, Executive Officers and Significant Shareholders
Our directors and executive officers who own Common Shares, as well as other significant shareholders, are permitted, but not required, to participate in this Rights Offering on the same terms and conditions applicable to all shareholders, including by purchasing rights from other holders and exercising those rights. Certain directors and executive officers of Kingsway, however, have indicated their current intention to participate in the Rights Offering in amounts at least equal to their basic subscription privileges. Nevertheless, each such director and executive officer reserves the right, in his sole discretion, not to participate in the Rights Offering.

U.S. and Canadian Federal Income Tax Consequences
We intend to take the position that the distribution of Subscription Rights is a non-taxable distribution to holders of our Common Shares. This position, however, is not binding on the IRS, the CRA or the courts, and if this position is finally determined by the IRS, the CRA or a court to be incorrect, the distribution of the Subscription Rights could be taxable to U.S. or Canadian holders of our Common Shares. A holder of Common Shares will not recognize any gain or loss upon the exercise of Subscription Rights received in the Rights Offering. You should consult your tax advisor as to your particular tax consequences resulting from the Rights Offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Income Tax Considerations.”

Amendment and Extension; Cancellation
We may amend the terms of the Rights Offering. Our Board may decide to extend the Rights Offering for additional periods, although it does not currently intend to do so. We also reserve the right to withdraw the Rights Offering at any time prior to the expiration date and for any reason. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for Units in the Rights Offering.

No Revocation	All exercises of Subscription Rights are irrevocable.

Procedures for Exercising Rights
To exercise your Subscription Rights, you must take the following steps:

● If you hold a Subscription Rights certificate and you wish to participate in the Rights Offering, you must properly complete and sign Form 1 of the Subscription Rights certificate for the basic subscription privilege, and if you wish to exercise a portion or all of your entitlement under the over-subscription privilege, Form 2 of the Subscription Rights certificate, and deliver the signed Subscription Rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., Eastern time, on [ , 2013] the expiration date of the Rights Offering, unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures. ” In certain cases, you may be required to provide signature guarantees.

Please follow the delivery instructions on the Subscription Rights certificate. Do not deliver documents to Kingsway Financial Services Inc. You are solely responsible for completing delivery to the subscription agent of your subscription documents, Subscription Rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on [ , 2013], unless such date is extended by us. If you cannot deliver your Subscription Rights certificate to the subscription agent prior to the expiration of the Rights Offering period, you may follow the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to exercise the number of Subscription Rights you requested to exercise, or if such number is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units and fractional shares. If your payment for the number of Subscription Rights you requested to exercise is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment. Any excess subscription payments will be returned by the subscription agent, without interest or penalty, as soon as practicable following the expiration of the Rights Offering period.

● If you hold your Subscription Rights through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Subscription Rights you own. The record holder must exercise the Subscription Rights on your behalf. If you wish to exercise your Subscription Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a Subscription Rights certificate from Kingsway. Please follow the instructions of your nominee. Your nominee may establish a submission deadline that may be before the expiration date of the Rights Offering.

Subscription Agent
Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
8th Floor
Toronto, ON
M5J 2Y1
Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail:     corporateactions@computershare.com

Information Agent	Georgeson Shareholder Communications Canada Inc. Toll-free (North America): 1-888-605-8403 E-Mail: askus@georgeson.com
Shares Outstanding Before the Rights Offering	13,148,971 Common Shares were outstanding as of [ , 2013].
Use of Proceeds
We intend to use the proceeds to repay a portion of the Notes, which mature on February 1, 2014 and carry an annual interest rate of 7.5%. Taking into account the expected net proceeds to be raised from the Rights Offering along with our current cash resources, as of the closing of the Rights Offering we would not have the liquidity necessary to satisfy completely the repayment obligations of the Notes. We intend to generate the remaining proceeds needed to repay the Notes by raising additional capital or selling assets.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page 21 before you sell or exercise your rights. See also “Where You Can Find More Information” on page 63.

RISK FACTORS

Investing in our securities involves a high degree of risk. We are exposed to numerous risk factors that could cause actual results to differ materially from recent results or anticipated future results. The risks and uncertainties described below are those specific to the Company which we currently believe have the potential to be material, but they may not be the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely affected. You should carefully consider and evaluate all of the information in this prospectus and documents incorporated by reference herein before making a decision to invest in our securities.

FINANCIAL RISK

Kingsway Financial Services Inc. is a holding company, and many of its operating subsidiaries are subject to dividend restrictions and are required to maintain minimum capital and surplus levels, which could limit our operations and have a material adverse effect on our financial condition.

Kingsway Financial Services Inc. is a holding company with assets consisting primarily of the capital stock of its subsidiaries. Our operations are and will continue to be limited by the earnings of our subsidiaries and their ability to pay dividends to us. The payment of dividends is subject to various statutory and regulatory restrictions imposed by the insurance laws of the domiciliary jurisdiction, including Barbados and Bermuda, of each such subsidiary. In light of the Company's current financial situation resulting from losses recorded in recent years, none of our U.S. insurance subsidiaries is currently able to declare and pay a dividend to the holding company without prior regulatory approval. The Company expects these restrictions to continue. In the case of other subsidiaries not currently subject to these restrictions, these subsidiaries may be limited in their ability to make dividend payments or advance funds to Kingsway in the future because of the need to support their own capital levels. The inability of our subsidiaries to pay dividends to us could have a material adverse effect on our financial condition.

We have a significant amount of debt maturing in 2014.

As of March 31, 2013, we had $26.4 million principal value of outstanding debt due February 1, 2014. The Company currently does not have the liquidity necessary to meet this obligation, and there can be no assurance that it will generate the liquidity necessary to meet its outstanding debt obligation due February 1, 2014.

We have substantial outstanding debt, which could adversely affect our ability to obtain financing in the future, react to changes in our business and satisfy our obligations.

As of March 31, 2013, we had $132.4 million principal value of outstanding debt. Because of our substantial outstanding debt:

•	our ability to engage in acquisitions without raising additional equity or obtaining additional debt financing could be limited;

•
our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or general corporate purposes and our ability to satisfy our obligations with respect to our debt may be impaired in the future;

•	a large portion of our cash flow must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available to us for other purposes;

•
we are exposed to the risk of increased interest rates because our outstanding subordinated debt, representing $90.5 million of principal value, bears interest directly related to the London interbank offered interest rate for three-month U.S. dollar deposits (“LIBOR”);

•	it may be more difficult for us to satisfy our obligations to our creditors, resulting in possible defaults on, and acceleration of, such debt;

•	we may be more vulnerable to general adverse economic and industry conditions;

•
we may be at a competitive disadvantage compared to our competitors with proportionately less debt or with comparable debt on more favorable terms and, as a result, they may be better positioned to withstand economic downturns;

•	our ability to refinance debt may be limited or the associated costs may increase;

•	our flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited; and

•	we may be prevented from carrying out capital spending that is, among other things, necessary or important to our growth strategy and efforts to improve the operating results of our businesses.

Increases in interest rates would increase the cost of servicing our debt and could adversely affect our results of operation.

$90.5 million principal value of our outstanding debt bears interest directly related to LIBOR. As a result, increases in LIBOR would increase the cost of servicing our debt and could adversely affect our results of operation. As of March 31, 2013, each one percentage point increase in LIBOR would result in an approximately $1.0 million increase in our annual interest expense.

Our operations are restricted by the terms of our debt indentures, which could limit our ability to plan for or react to market conditions or meet our capital needs.

Our debt indentures contain numerous covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate, pay dividends or redeem Common Shares, and incur liens to secure debt. The covenants under our debt agreements could limit our ability to plan for or react to market conditions or to meet our capital needs. Our ability to comply with the covenants in these agreements may be affected by events beyond our control, and we may have to curtail some of our operations, restructuring and growth plans to maintain compliance. No assurances can be given that we will be able to maintain compliance with these covenants.

If we are not able to comply with the covenants and other requirements contained in the debt indentures, an event of default under the relevant debt instrument could occur. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings, and the holders of the defaulted debt instrument could declare amounts outstanding with respect to such debt to become immediately due and payable. Upon such an event, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments. In addition, such a repayment under an event of default could adversely affect our liquidity and force us to sell assets to repay borrowings.

We may not be able to realize our investment objectives, which could significantly reduce our net income.

We depend on income from our investments for a substantial portion of our earnings. A significant decline in investment yields or an impairment of investments that we own could have a material adverse effect on our business, results of operations and financial condition. We currently maintain and intend to continue to maintain investments primarily comprised of fixed maturities. As of March 31, 2013, the fair value of our investments included $71.0 million of fixed maturities. Due to declines in the yields on fixed maturities, we face reinvestment risk as these investments mature because the funds may be reinvested at rates lower than those of the maturing investments.

Our ability to achieve our investment objectives is affected by general economic conditions that are beyond our control. General economic conditions can adversely affect the markets for interest rate sensitive instruments, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed maturities.

In addition, changing economic conditions can result in increased defaults by the issuers of investments that we own. Interest rates are highly sensitive to many factors, including monetary policies, domestic and international economic and political conditions and other factors beyond our control. General economic conditions, stock market conditions and many other factors can also adversely affect the securities markets and, consequently, the value of the investments we own. We may not be able to realize our investment objectives, which could reduce our profitability significantly.

A difficult economy generally may materially adversely affect our business, results of operations and financial condition.

An adverse change in market conditions leading to instability in the global credit markets presents additional risks and uncertainties for our business. In particular, deterioration in the public debt markets could lead to investment losses and an erosion of capital in our insurance company subsidiaries as a result of a reduction in the fair value of investments.

Depending on market conditions going forward, we could incur substantial realized and unrealized losses in future periods, which could have an adverse impact on our results of operations and financial condition. We could also experience a reduction in capital in our insurance subsidiaries below levels required by the regulators in the jurisdictions in which they operate. Certain trust accounts and letters of credit for the benefit of related companies and third-parties have been established with collateral on deposit under the terms and conditions of the relevant trust and/or letter of credit agreements. The value of collateral could fall below the levels required under these agreements putting the subsidiary or subsidiaries in breach of the agreements.

Market volatility may also make it more difficult to value certain of our investments if trading becomes less frequent. Disruptions, uncertainty and volatility in the global credit markets may also impact our ability to obtain financing for future acquisitions. If financing is available, it may only be available at an unattractive cost of capital, which would decrease our profitability. There can be no assurance that market conditions will not deteriorate in the near future.

Financial disruption or a prolonged economic downturn may materially and adversely affect our business.

Worldwide financial markets have experienced extraordinary disruption and volatility during the last few years, resulting in heightened credit risk, reduced valuation of investments and decreased economic activity. Moreover, many companies are experiencing reduced liquidity and uncertainty as to their ability to raise capital. In the event that these conditions persist or result in a prolonged economic downturn, our results of operations, financial position and/or liquidity could be materially and adversely affected. These market conditions may affect the Company's ability to access debt and equity capital markets. In addition, as a result of recent financial events, we may face increased regulation. Many of the other risk factors discussed in this Risk Factors section identify risks that result from, or are exacerbated by, financial economic downturn. These include risks related to our investments portfolio, the competitive environment, adequacy of unpaid loss and loss adjustment expenses and regulatory developments.

Kingsway has generated net operating loss carryforwards for U.S. income tax purposes, but its ability to use these net operating losses may be limited by the Company's inability to generate future taxable income.

The Company's U.S. businesses have generated net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $827.4 million as of March 31, 2013. These losses can be available to reduce income taxes that might otherwise be incurred on future U.S. taxable income. The utilization of these losses would have a positive effect on the Company's cash flow. The Company's operations, however, remain challenged, and there can be no assurance that the Company will generate the taxable income in the future necessary to utilize these losses and realize the positive cash flow benefit.

Kingsway has generated NOL carryforwards for U.S. income tax purposes, but its ability to preserve and use these NOLs may be limited or impaired by future ownership changes.

Our ability to utilize the NOL carryforwards is subject to the rules of Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Section 382 generally restricts the use of NOL carryforwards after an “ownership change.” An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, five (5%) percent or more of our Common Shares or are otherwise treated as five (5%) percent shareholders under Section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our Common Shares by more than 50 percentage points over the lowest percentage of the Common Shares owned by these shareholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards. This annual limitation is generally equal to the product of the value of our Common Shares on the date of the ownership change multiplied by the long-term tax-exempt rate in effect on the date of the ownership change. The long-term tax-exempt rate is published monthly by the IRS. Any unused Section 382 annual limitation may be carried over to later years until the applicable expiration date for the respective NOL carryforwards. In the event an ownership change as defined under Section 382 were to occur, the Company's ability to utilize its NOL carryforwards would become substantially limited. The consequence of this limitation would be the potential loss of a significant future cash flow benefit because the Company would no longer be able to substantially offset future taxable income with NOL carryforwards. There can be no assurance that such ownership change will not occur in the future.

The Tax Plan may inhibit potential acquisition bids.
The shareholders of the Company ratified and approved the Tax Plan, dated as of September 28, 2010, between the Company and Computershare Investor Services Inc., as rights agent, for the sole purpose of protecting the NOLs. The Tax Plan was designed to reduce the probability that the Company would experience an ownership change without the approval of the Board. While the Tax Plan was designed to protect the NOLs, it may also serve to inhibit potential acquisition bids which may otherwise be beneficial to our shareholders.

Expiration of the Company's Tax Plan may increase the probability that the Company will experience an ownership change as defined under Section 382.

The Tax Plan is scheduled to expire on September 28, 2013. There can be no assurance that the Board will recommend to the Company's shareholders that the Tax Plan or a similar tax benefit preservation plan be approved to replace the expiring Tax Plan; furthermore, there can be no assurance that the Company's shareholders would approve any new tax benefit preservation plan were the Board to present one for shareholder approval. The expiration of the Tax Plan, without a new tax benefit preservation plan, would expose the Company to certain changes in share ownership which the Company would not be able to prevent as it can under the Tax Plan. Such changes in share ownership could trigger a change in control as defined under Section 382 resulting in restrictions on the use of NOLs in future periods, as discussed above.

COMPLIANCE RISK

If we fail to comply with applicable insurance and securities laws or regulatory requirements, our business, results of operations and financial condition could be adversely affected.

As a publicly traded holding company listed on the TSX and the NYSE and which owns several property and casualty insurance subsidiaries, we are subject to numerous laws and regulations. These laws and regulations delegate regulatory, supervisory and administrative powers to federal, provincial or state regulators.

Insurance regulations are generally designed to protect policyholders rather than shareholders and are related to matters including:

•	rate-setting;

•	risk-based capital and solvency standards;

•	restrictions on the amount, type, nature, quality and quantity of investments;

•	the maintenance of adequate provisions for unearned premiums and unpaid loss and loss adjustment expenses;

•	restrictions on the types of terms that can be included in insurance policies;

•	standards for accounting;

•	marketing practices;

•	claims-settlement practices;

•	the examination of insurance companies by regulatory authorities, including periodic financial and market conduct examinations;

•	the licensing of insurers and their agents;

•	limitations on dividends and transactions with affiliates;

•	approval of certain reinsurance transactions; and

•	insolvency proceedings.

In light of losses incurred in recent years, Kingsway and its regulated subsidiaries have been subject to intense review and supervision by insurance regulators. Regulators have taken significant steps to protect the policyholders of the companies we own. These steps have included:

•	requesting additional capital contributions from Kingsway to its insurance subsidiaries; and

•	requiring more frequent reporting, including with respect to capital and liquidity positions.

These and other actions have made it challenging for the Company to continue to maintain focus on the operation and development of its businesses. The Company does not expect these conditions to change in the foreseeable future.

In light of financial performance and a number of material transactions executed during the year, the Company has been asked to respond to questions from and provide information to regulatory bodies overseeing insurance and/or securities laws in Canada and the United States. The Company has cooperated in all respects with these reviews and has responded to information requests on a timely basis.

Any failure to comply with applicable laws or regulations could result in the imposition of fines or significant restrictions on our ability to do business, which could adversely affect our results of operations or financial condition. In addition, any changes in laws or regulations, including the adoption of consumer initiatives regarding rates charged for automobile or other insurance coverage or claims-handling procedures, could materially adversely affect our business, results of operations and financial condition. It is not possible to predict the future impact of changing federal, state and provincial regulation on our operations, and there can be no assurance that laws and regulations enacted in the future will not be more restrictive than existing laws and regulations.

Two of the Company's Insurance Company Subsidiaries are the Subject of a Pending Examination by the Minnesota Department of Commerce Which Could Result in a Reduction in Statutory Surplus.

Two of the Company's principal insurance company subsidiaries, Mendota and Mendakota, are domiciled in Minnesota. These companies are currently under examination by the Minnesota Department of Commerce (“DOC”) for the period January 1, 2007 through December 31, 2011 as part of their regular five-year examination cycle. In a draft examination report delivered to the Company on May 23, 2013, the DOC has questioned the carrying value and admissibility, for statutory accounting purposes, of certain assets and liabilities at December 31, 2011. The Company is currently in discussions with the DOC. However, a material reduction in the statutory surplus for Mendota or Mendakota could have various negative consequences for Mendota, Mendakota and the Company, including a reduced ability to write new business due to operating leverage constraints. In addition, in the event that a reduction in statutory surplus results in the risk-based capital of either Mendota or Mendakota for any year-end falling below 200%, the companies may become subject to additional regulatory oversight from the DOC.

Our business is subject to risks related to litigation and regulatory actions.

We are a defendant in a number of legal actions relating to our insurance and other business operations. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations, including, but not limited to:

•	disputes over coverage or claims adjudication;

•	disputes regarding sales practices, disclosure, premium refunds, licensing, regulatory compliance and compensation arrangements;

•	disputes with our agents, producers or network providers over compensation and termination of contracts and related claims;

•	disputes with taxing authorities regarding our tax liabilities; and

•	disputes relating to certain businesses acquired or disposed of by us.

In addition, plaintiffs continue to bring new types of legal actions against insurance and related companies. Current and future court decisions and legislative activity may increase our exposure to these types of claims. Multiparty or class action claims may present additional exposure to substantial economic, non-economic or punitive damage awards. The loss of even one of these claims, if it resulted in a significant award or a judicial ruling that was otherwise detrimental, could create a precedent in our industry that could have a material adverse effect on our results of operations and financial condition. This risk of potential liability may make reasonable settlements of claims more difficult to obtain. We cannot determine with any certainty what new theories of recovery may evolve or what their impact may be on our business.

We may be subject to governmental or administrative investigations and proceedings in the context of our highly regulated businesses. We cannot predict the outcome of these investigations, proceedings and reviews, and cannot assure that such investigations, proceedings or reviews or related litigation or changes in operating policies and practices would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.

STRATEGIC RISK

The Company's achievement of its strategic objectives is highly dependent on effective change management.

The Company has continued to restructure its operating insurance subsidiaries, including exiting states and lines of business, placing subsidiaries into voluntary run-off and terminating managing general agent relationships, with the objective of focusing on core lines of business, creating a more effective and efficient operating structure and focusing on profitability. These actions resulted in changes to the Company's structure and business processes. While these changes are expected to bring benefits to the Company in the form of a more agile and focused business, success is dependent on management effectively realizing the intended benefits. Ineffective change management may result in disruptions to the operations of the business or may cause employees to act in a manner which is inconsistent with Company objectives. Any of these events could negatively impact the Company's performance. The Company may not always achieve the expected cost savings and other benefits of its initiatives.

The Company may experience difficulty continuing to reduce its holding company expenses while at the same time retaining staff given the significant reduction in size and scale of its businesses.

The Company has divested a number of subsidiaries during the last few years and significantly reduced its written premium in the subsidiaries it continues to own. At the same time, the Company has been downsizing its holding company expense base in an attempt to compensate for the reduction in scale. There can be no assurance that the Company's remaining businesses will produce enough cash flow to adequately compensate and retain the staff necessary to continue the restructuring and to service the Company's other holding company obligations, particularly the interest expense burden of its remaining outstanding debt.

The insurance industry and related businesses in which we operate may be subject to periodic negative publicity which may negatively impact our financial results.

Our products and services are ultimately distributed to individual consumers. From time to time, consumer advocacy groups or the media may focus attention on insurance products and services, thereby subjecting our industry to periodic negative publicity. We also may be negatively impacted if participants in one or more of our markets engage in practices resulting in increased public attention to our businesses. Negative publicity may also result in increased regulation and legislative scrutiny of practices in the property and casualty insurance industry as well as increased litigation. These factors may further increase our costs of doing business and adversely affect our profitability by impeding our ability to market our products and services, requiring us to change our products or services, or by increasing the regulatory burdens under which we operate.

The highly competitive environment in which we operate could have an adverse effect on our business, results of operations and financial condition.

The property and casualty markets in which we operate are highly competitive. We compete with major North American and other insurers, many of which have more financial, marketing and management resources than we do. There may also be other companies of which we are not aware that may be planning to enter the property and casualty insurance industry. Insurers in our markets generally compete on the basis of price, consumer recognition, coverages offered, claims handling, financial stability, customer service and geographic coverage. Although our pricing is influenced to some degree by that of our competitors, we generally believe that it is not in our best interest to compete solely on price. As a result, we are willing to experience from time to time a loss of market share during periods of intense price competition. Our business could be adversely impacted by the loss of business to competitors offering competitive insurance products at lower prices. This competition could affect our ability to attract and retain profitable business.

In our non-standard automobile business, we compete with both large national underwriters and smaller regional companies. Our competitors include other companies that, like us, serve the independent agency market, as well as companies that sell insurance directly to customers. Direct underwriters may have certain competitive advantages over agency underwriters, including increased name recognition, loyalty of the customer base to the insurer rather than to an independent agency and reduced costs to acquire policies.

Additionally, in certain states, government-operated risk plans may provide non-standard automobile insurance products at lower prices than we provide.

From time to time, our markets may also attract competition from new entrants. In some cases, such entrants may, because of inexperience, the desire for new business or for other reasons, price their insurance below the rates that we believe offer acceptable premiums for the related risk. Further, a number of our competitors, including new entrants to our markets, are developing e-business capabilities which may impact the level of business transacted through our more traditional distribution channels or that may affect pricing in the market as a whole.

The vehicle service agreement market in which we compete is comprised of a few large companies, which market service agreements to credit unions on a national basis and have significantly more financial, marketing and management resources than we do, as well as several other companies that are somewhat similar in size to IWS that market service agreements to credit unions either on a regional basis or a less robust national basis. There may also be other companies of which we are not aware that may be planning to enter the vehicle service agreement industry. Competitors in our market generally compete on coverages offered, claims handling, customer service, financial stability and, to a lesser extent, price. Larger competitors of ours benefit from added advantages such as industry endorsements and preferred vendor status. We do not believe that it is in our best interest to compete solely on price. Instead, we focus our marketing on the total value experience to the credit union and its member, with an emphasis on customer service. While we historically have been able to adjust our product offering to remain competitive when competitors have focused on price, our business could be adversely impacted by the loss of business to competitors offering vehicle service agreements at lower prices.

Engaging in acquisitions involves risks, and, if we are unable to effectively manage these risks, our business may be materially harmed.

From time to time we engage in discussions concerning acquisition opportunities and, as a result of such discussions, may enter into acquisition transactions.

Acquisitions entail numerous risks, including the following:

•	difficulties in the integration of the acquired business;

•	assumption of unknown material liabilities, including deficient provisions for unpaid loss and loss adjustment expenses;

•	diversion of management's attention from other business concerns;

•	failure to achieve financial or operating objectives; and

•	potential loss of policyholders or key employees of acquired companies.

We may not be able to integrate or operate successfully any business, operations, personnel, services or products that we may acquire in the future.

Engaging in new business start-ups involves risks, and, if we are unable to effectively manage these risks, our business may be materially harmed.

From time to time we engage in discussions concerning the formation of a new business venture and, as a result of such discussions, may form and capitalize a new business.

New business start-ups entail numerous risks, including the following:

•	identification of appropriate management to run the new business;

•	understanding the strategic, competitive and marketplace dynamics of the new business and, perhaps, industry;

•	establishment of proper financial and operational controls;

•	diversion of management's attention from other business concerns; and

•	failure to achieve financial or operating objectives.

We may not be able to operate successfully any business, operations, personnel, services or products that we may organize as a new business start-up in the future.

OPERATIONAL RISK

Our provisions for unpaid loss and loss adjustment expenses may be inadequate, which would result in a reduction in our net income and might adversely affect our financial condition.

Our provisions for unpaid loss and loss adjustment expenses do not represent an exact calculation of our actual liability but are estimates involving actuarial and statistical projections at a given point in time of what we expect to be the cost of the ultimate settlement and administration of reported and incurred but not reported (“IBNR”) claims. The process for establishing the provision for unpaid loss and loss adjustment expenses reflects the uncertainties and significant judgmental factors inherent in estimating future results of both reported and IBNR claims and, as such, the process is inherently complex and imprecise. These estimates are based upon various factors, including:

•	actuarial projections of the cost of settlement and administration of claims reflecting facts and circumstances then known;

•	estimates of future trends in claims severity and frequency;

•	legal theories of liability;

•	variability in claims-handling procedures;

•	economic factors such as inflation;

•	judicial and legislative trends, actions such as class action lawsuits, and judicial interpretation of coverages or policy exclusions; and

•	the level of insurance fraud.

Most or all of these factors are not directly quantifiable, particularly on a prospective basis, and the effects of these and unforeseen factors could negatively impact our ability to accurately assess the risks of the policies that we write. In addition, there may be significant reporting lags between the occurrence of insured events and the time they are actually reported to us and additional lags between the time of reporting and final settlement of claims.

As time passes and more information about the claims becomes known, the estimates are appropriately adjusted upward or downward to reflect this additional information. Because of the elements of uncertainty encompassed in this estimation process, and the extended time it can take to settle many of the more substantial claims, several years of experience may be required before a meaningful comparison can be made between actual losses and the original provision for unpaid loss and loss adjustment expenses.

We cannot assure that we will not have unfavorable development in the future. In addition, we have in the past, and may in the future, acquire other insurance companies. We cannot assure that the provisions for unpaid loss and loss adjustment expenses of the companies that we acquire are or will be adequate.

In addition, government regulators for our insurance subsidiaries could require that we increase our provisions for unpaid loss and loss adjustment expenses if they determine that our provisions are understated. Such an increase to the provision for unpaid loss and loss adjustment expenses for one of our insurance subsidiaries could cause a reduction in its surplus as regards policyholders, which could adversely affect our ability to sell insurance policies.

Our insurance services subsidiaries' deferred service fees may be inadequate, which would result in a reduction in our net income and might adversely affect our financial condition.

Our insurance services subsidiaries' deferred service fees do not represent an exact calculation but are estimates involving actuarial and statistical projections at a given point in time of what we expect to be the remaining future revenue to be recognized in relation to our remaining future obligations to provide policy administration and claim-handling services. The process for establishing deferred service fees reflects the uncertainties and significant judgmental factors inherent in estimating the length of time and the amount of work related to our future service obligations. If we amortize the deferred service fees too quickly, we could overstate current revenues which may adversely affect future reported operating results.

As time passes and more information about the remaining service obligations becomes known, the estimates are appropriately adjusted upward or downward to reflect this additional information. We cannot assure that we will not have unfavorable re-estimations in the future of our deferred service fees. In addition, we have in the past, and may in the future, acquire companies which record deferred service fees. We cannot assure that the deferred service fees of the companies that we acquire are or will be adequate.

Our reliance on independent agents can impact our ability to maintain business, and it exposes us to credit risk.

We market and distribute our automobile and homeowners insurance products through a network of independent agents in the United States. As a result, we rely heavily on these agents to attract new business. They typically represent more than one insurance company, which may expose us to competition within the agencies and, therefore, we cannot rely on their commitment to our insurance products. Loss of all or a substantial portion of the business provided by these intermediaries could have a material adverse effect on our business, results of operations and financial condition.

In accordance with industry practice, our customers sometimes pay the premiums for their policies to agents for remittance to us. These premiums are considered paid when received by the agents and thereafter the customer is no longer liable to us for those amounts, whether or not we have actually received the premiums from the agents. Consequently, we assume a degree of risk associated with our reliance on independent agents in connection with the settlement of insurance balances.

Our reliance on credit unions can impact our ability to maintain business.

We market and distribute our vehicle service agreements through a network of credit unions in the United States. As a result, we rely heavily on these credit unions to attract new business. While these distribution arrangements tend to be exclusive between us and each credit union, we have competitors which offer similar products exclusively through credit unions. Loss of all or a substantial portion of our existing credit union relationships could have a material adverse effect on our business, results of operations and financial condition.

The majority of our gross premiums written are derived from the non-standard automobile markets. If the demand for insurance in this market declines, our results of operations could be adversely affected.

For the year ended December 31, 2012 and for the quarter ended March 31, 2013, approximately 88.8% and 95.2%, respectively, of our gross premiums written were attributable to non-standard automobile insurance. The size of the non-standard automobile insurance market can be affected significantly by many factors outside of our control, such as the underwriting capacity and underwriting criteria of standard automobile insurance carriers, and we may be specifically affected by these factors. Additionally, the non-standard automobile insurance market tends to contract during periods of high unemployment as was experienced in the United States throughout 2011 and 2012. To the extent that the non-standard automobile insurance markets are affected adversely for any reason, our gross premiums written will be disproportionately affected due to our substantial reliance on these insurance markets.

We derive the majority of our non-standard automobile insurance gross premiums from a few geographic areas, which may cause our business to be affected by catastrophic losses or business conditions in these areas. We derive 100% of our homeowners insurance premiums from Louisiana, which may cause our business to be affected by catastrophic losses or business conditions in Louisiana.

Certain jurisdictions, specifically Florida, Illinois, Texas, California, Nevada and Colorado, generated 84.6% and 83.9%, respectively, of our non-standard automobile insurance gross written premiums during 2012 and the first quarter of 2013. Louisiana generated 100% of our homeowners insurance premiums in 2012 and is expected to in 2013.

Our results of operations may, therefore, be adversely affected by any catastrophic losses in these areas. Catastrophic losses can be caused by a wide variety of events, including earthquakes, hurricanes, tropical storms, tornadoes, wind, ice storms, hail, fires, terrorism, riots and explosions, and their incidence and severity are inherently unpredictable. Catastrophic losses are characterized by low frequency but high severity due to aggregation of losses and could result in adverse effects on our results of operations or financial condition. Our results of operations may also be adversely affected by general economic conditions, competition, regulatory actions or other business conditions that affect losses or business conditions in the specific areas in which we do most of our business.

If reinsurance rates rise significantly or reinsurance becomes unavailable or reinsurers are unable to pay amounts due to us, we may be adversely affected.

We purchase reinsurance from third-parties in order to reduce our liability on individual risks. Reinsurance does not relieve us of our primary liability to our insureds. A third-party reinsurer's insolvency, inability or unwillingness to make payments under the terms of a reinsurance treaty could have a material adverse effect on our financial condition or results of operations. As of December 31, 2012 and March 31, 2013, we had $8.6 million and $14.7 million, respectively, recoverable from third-party reinsurers.

The amount and cost of reinsurance available to our insurance companies are subject, in large part, to prevailing market conditions beyond our control. Our ability to provide insurance at competitive premium rates and coverage limits on a continuing basis depends in part upon the extent to which we can obtain adequate reinsurance in amounts and at rates that will not adversely affect our competitive position. We cannot assure that we will be able to maintain our current reinsurance facilities, which generally are subject to annual renewal. If we are unable to renew any of these facilities upon their expiration or to obtain other reinsurance facilities in adequate amounts and at favorable rates, we may need to modify our underwriting practices or reduce our underwriting commitments.

Our start-up homeowners business is heavily dependent on the availability and proper structuring of reinsurance.

As a start-up company with a relatively small capital base, our homeowners insurance business relies significantly on the availability of reinsurance at economic reasonable terms. If we are unable to secure the reinsurance necessary to execute our business plan, or reinsurance is only available to us at unattractive terms, we could suffer a material adverse effect on our business or results of operations. Further, if we inadequately structure our reinsurance, our exposure to severe catastrophes could lead to a material adverse effect on our financial condition.

Disruptions or security failures in our information technology systems could create liability for us and/or limit our ability to effectively monitor, operate and control our operations and adversely impact our reputation, business, financial condition, results of operation and cash flows.

Our information technology systems facilitate our ability to monitor, operate and control our operations. Changes or modifications to our information technology systems could cause disruption to our operations or cause challenges with respect to our compliance with laws, regulations or other applicable standards. For example, delays, higher than expected costs or unsuccessful implementation of new information technology systems could adversely impact our operations. In addition, any disruption in or failure of our information technology systems to operate as expected could, depending on the magnitude of the problem, adversely impact our business, financial condition, results of operation and cash flows, including by limiting our capacity to monitor, operate and control our operations effectively. Failures of our information technology systems could also lead to violations of privacy laws, regulations, trade guidelines or practices related to our customers and employees. If our disaster recovery plans do not work as anticipated, or if the third-party vendors to which we have outsourced certain information technology or other services fail to fulfill their obligations to us, our operations may be adversely impacted. Any of these circumstances could adversely impact our reputation, business, financial condition, results of operation and cash flows.

Our success depends on our ability to price accurately the risks we underwrite.

Our results of operation and financial condition depend on our ability to underwrite and set premium rates accurately for a wide variety of risks. Adequate rates are necessary to generate premiums sufficient to pay loss and loss adjustment expenses and other expenses and to earn a profit. To price our products accurately, we must collect and properly analyze a substantial amount of data; develop, test and apply appropriate pricing techniques; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. Our ability to undertake these efforts successfully, and as a result price our products accurately, is subject to a number of risks and uncertainties, some of which are outside our control, including:

•	the availability of reliable data and our ability to properly analyze available data;

•	the uncertainties that inherently characterize estimates and assumptions;

•	our selection and application of appropriate pricing techniques; and

•	changes in applicable legal liability standards and in the civil litigation system generally.

Consequently, we could underprice risks, which would adversely affect our underwriting results, or we could overprice risks, which could reduce our sales volume and competitiveness. In either case, our results of operation could be materially and adversely affected.

Our results of operation may fluctuate as a result of cyclical changes in the property and casualty insurance industry.

Our results of operation are primarily attributable to the property and casualty insurance industry, which as an industry is cyclical in nature and has historically been characterized by soft markets followed by hard markets. A soft market is a period of relatively high levels of price competition, less restrictive underwriting standards and generally low premium rates. A hard market is a period of capital shortages resulting in lack of insurance availability, relatively low levels of competition, more selective underwriting of risks and relatively high premium rates. If we find it necessary to reduce premiums or limit premium increases due to competitive pressures on pricing in a softening market, we may experience a reduction in our premiums written and, therefore, in our earned premium revenues, which could adversely affect our results of operation.

Our results of operation and financial condition could be adversely affected by the results of our voluntary run-off of two of our insurance subsidiaries.

The Company currently has two of its insurance subsidiaries, UCC and Amigo, operating in voluntary run-off. Our success at managing these run-offs is highly dependent upon proper claim-handling and the availability of the necessary liquidity to pay claims when due. As a result, we are dependent in part on our ability to retain the services of appropriately trained and supervised claim-handling personnel. The loss of the services of any of our key claim-handling personnel working in our run-offs, or the inability to identify, hire and retain other highly qualified claim-handling personnel in the future, could adversely affect our results of operations. We are also dependent on the continuing availability of the necessary liquidity, from the sale of securities, collection of reinsurance recoverables and, potentially, capital contributions, to properly settle claims. In particular in the case of the Amigo run-off, the carrying value of its home office building is significantly in excess of its surplus as regards policyholders. Our inability to sell securities when needed; to collect outstanding reinsurance recoverables when due; or, in the case of Amigo, to sell the building at all or to avoid a material loss upon the sale of the building, could have an adverse effect on our results of operation or financial condition.

HUMAN RESOURCES RISK

Our business depends upon key employees, and if we are unable to retain the services of these key employees or to attract and retain additional qualified personnel, our business may be adversely affected.

Our success at improving the Company's performance will be dependent in part on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key employees, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect our results of operations.

RISKS RELATED TO THIS OFFERING

The price of our Common Shares may be volatile as a result of this Rights Offering.

The offering price, the number of securities we propose to issue, and the number of securities actually issued if we complete the Rights Offering, may result in an immediate decrease in the market value of our Common Shares. This decrease may continue after the completion of the Rights Offering. If that occurs, you may have committed to buy Common Shares in the Rights Offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your Common Shares at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our Common Shares. Any decrease in the price of our Common Shares as a result of the Rights Offering may continue after the completion of the Rights Offering.

If you exercise your Subscription Rights, you commit to purchasing Common Shares and Warrants at the designated subscription price and you may not revoke the exercise of your Subscription Rights even if the public trading market price of the Common Shares and/or the Warrants decreases below the prices you believe may be indicated by the subscription price.

Your exercise of Subscription Rights is irrevocable. If you exercise your Subscription Rights and, afterwards, the public trading market prices of the Common Shares and/or the Warrants decrease below the prices you believe may be indicated by the subscription, you will have committed to buying Common Shares and Warrants at a price above the prevailing market price and could have an immediate unrealized loss.

The subscription price determined for the Rights Offering is not necessarily an indication of the fair value of our Common Shares, the Subscription Rights, or our Warrants.

The subscription price was set by our Board at $4.00 per Unit. Our Board considered a number of factors in establishing the subscription price, including the price at which our shareholders might be willing to participate in the Rights Offering; the amount of proceeds desired to achieve our financing goals; potential market conditions; historic and current trading prices for our Common Shares; the terms of the Warrants; the implication of the composition of the Units and the terms of the underlying securities on our ability to realize the full benefits of our net operating losses and related tax benefits; and the desire to provide an opportunity to our shareholders to participate in the Rights Offering on a pro rata basis.

The per Unit subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of the securities underlying the Units to be offered in the Rights Offering. The Rights Offering and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. You should not consider the subscription price to be an indication of our value or any assurance of future value. Prior to the issuance of our Warrants, there has been no market for these securities, and you may not be able to sell the Warrants at a price you believe may be indicated by the price per Unit, if at all. Furthermore, the market price of our Common Shares or Warrants may decline after the Rights Offering. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

There may not be a trading market for the Subscription Rights or our Warrants.

Although we may apply for listing of the Subscription Rights and the Warrants on a securities exchange, the Subscription Rights and our Warrants will be new issues of securities with no prior trading history, and we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or Warrants or that such a market will develop. Unless indicated otherwise, the Subscription Rights are transferable until 5:00 p.m., Eastern time on the expiration date, at which time they will expire, and, therefore, will be no longer transferable, unless the Rights Offering is extended or you have used the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.” Any Subscription Rights not exercised by the expiration date will expire without any payment to the holders of those unexercised Subscription Rights. Additionally, we cannot assure that any applications for listing of the Subscription Rights and the Warrants on a securities exchange will be accepted. If any or all of the listing applications is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights and Warrants trade on the OTC, as applicable. There is no guarantee that requests for listing or applications for quotation will be accepted. We are not responsible if you elect to sell your Subscription Rights and/or Warrants and no public or private market exists to facilitate the purchase of Subscription Rights and/or Warrants. Securities traded on the OTC are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities on the OTC will be accepted. If the Subscription Rights are not listed on a securities exchange and either or both of the Series A Warrants and Series B Warrants are not listed on a securities exchange or quoted on the OTC, you may not be able to sell those securities.

In addition, following the closing of the Rights Offering, the Warrants may not be immediately tradable until the securities exchange to which we apply makes a decision with respect to the listing applications in respect of the Warrants. As a result, even if the listing application with respect to each of the Series A Warrants and Series B Warrants is successful, the Warrants may not be listed immediately following the closing of the Rights Offering.

If you do not exercise your basic subscription privilege or if you do exercise your Subscription Rights, but do not exercise the Warrants issued to you in the Rights Offering, your percentage ownership in Kingsway may be diluted as a result of Warrants being exercised or future stock offerings.

Assuming all Subscription Rights issued in the Rights Offering are exercised and all Warrants issued in the Rights Offering are exercised, we will issue approximately [ ] new Common Shares. If you choose not to exercise your basic subscription privilege in full prior to the expiration of the Rights Offering, your ownership interest in Kingsway will be diluted by other shareholders' purchases, and/or if you do not exercise all of the Warrants issued to you in the Rights Offering, your relative ownership interest in our Company will be further diluted. See “Dilution” for a more detailed discussion of certain dilutive effects of the Rights Offering on our shareholders. Holders of our Common Shares are not entitled to preemptive rights or other protections against dilution. In the future, we may attempt to increase our capital resources by making additional offerings of equity securities, including classes or series of preferred stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offering. Thus, our shareholders bear the risk of our future offerings.

You will not be able to sell the securities underlying the Units you buy in the Rights Offering until you receive your certificates and/or DRS statements or your account is credited with the Common Shares and Warrants.

If you timely submit a Subscription Rights certificate and payment, we will mail you certificates and/or DRS statements as soon as practicable after the closing of the Rights Offering, including the guaranteed delivery period. If your Common Shares are held by a broker, dealer, custodian bank or other nominee and you exercise your Subscription Rights, your account with your nominee will be credited with the Common Shares and the Warrants underlying the Units you purchased in the Rights Offering as soon as practicable after the expiration of the Rights Offering, or such later date as to which the Rights Offering may be extended. Until your certificates and/or DRS statements have been delivered or your account is credited, you may not be able to sell your securities even though application will be made to list the Common Shares issued upon exercise of the Subscription Rights for trading on a securities exchange, and application may be made to list the Subscription Rights and the Warrants on a securities exchange. However, we cannot assure you that the market price of our Common Shares and Warrants purchased pursuant to the exercise of Subscription Rights will not decline, including in the case of our Common Shares, below the subscription price before we are able to deliver your certificates and/or DRS statements.

If you do not act promptly and follow the subscription instructions, we will reject your exercise of Subscription Rights.

If you desire to exercise your Subscription Rights in the Rights Offering, you must act promptly to ensure that the subscription agent actually receives all required forms and that all payments clear before the expiration of the Rights Offering at 5:00 p.m., Eastern time, on [ , 2013], unless such date is extended by us. If you cannot deliver your Subscription Rights certificate to the subscription agent prior to the expiration of the Rights Offering period, you may follow the guaranteed delivery procedures described under “The Rights Offering-Guaranteed Delivery Procedures.” If you are a beneficial owner of Common Shares, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the Rights Offering. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the expiration of the Rights Offering. We are also not responsible if you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your Subscription Rights prior to the expiration of the Rights Offering. Neither we nor the subscription agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.

If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including in respect of Subscription Rights purchased from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased by our other shareholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $4.00 per Unit. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege. If over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata based on the total number of Units you request pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering. You may not receive any or all of the number of Units for which you over-subscribed. If the pro-rated number of Units allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest or penalty, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you. You have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. Because Units available pursuant to the over-subscription privilege, if any, will be allocated based on the number of Subscription Rights exercised, your ability to subscribe for Units pursuant to the over-subscription privilege will be maximized if you exercise your basic subscription privilege in full and by purchasing Subscription Rights from other holders and exercising those Subscription Rights.

Because we do not have a backstop or any other binding commitments from any of our shareholders to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than currently anticipated.

There will be no backstop or other guarantee to the Rights Offering, and we do not have any binding commitments from any of our shareholders to participate in the Rights Offering. Therefore, we cannot assure you that any of our shareholders will exercise all or any part of their basic subscription privilege or their over-subscription privilege. If our holders subscribe for fewer Units than anticipated, the net proceeds we receive from the Rights Offering could be significantly reduced. If the Rights Offering is not fully subscribed and we do not raise the desired amount of capital in this Rights Offering, we may need to raise additional capital in the future.

Our Tax Plan may require certain holders of Subscription Rights to seek approval from our Board to exercise some of their Subscription Rights.

The shareholders of Kingsway Financial Services Inc. ratified and approved the Tax Plan, dated as of September 28, 2010, between the Company and Computershare Investor Services Inc., as rights agent, for the sole purpose of protecting the NOLs. The Tax Plan was designed to reduce the probability that the Company would experience an ownership change without the approval of the Board. Under the Tax Plan, upon (i) any person becoming an owner of 5% or more of the outstanding Common Shares of Kingsway Financial Services Inc. or (ii) an existing greater than 5% shareholder acquiring additional Common Shares (each of the persons described in clauses (i) and (ii), a “5% Shareholder”), without express approval of the Board, the Company will issue rights to purchase additional Common Shares to shareholders of the Company holding Common Shares as of the closing of such transaction (other than such 5% Shareholder), potentially resulting in dilution to such 5% Shareholder. If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period. There can be no assurance the Board will provide such approval.

The expiration of the Tax Plan may increase the probability that the Company will experience an ownership change as defined under Section 382.

The Tax Plan is scheduled to expire on September 28, 2013. There can be no assurance that the Board will seek regulatory authority and shareholder approval for a similar tax benefit preservation plan to replace the expiring Tax Plan; furthermore, there can be no assurance that the Company's shareholders would approve any new tax benefit preservation plan were the Board to present one for shareholder approval. The expiration of the Tax Plan, without a new tax benefit preservation plan, would expose Kingsway Financial Services Inc. to certain changes in share ownership which the Company would not be able to discourage as it can under the Tax Plan. Such changes in share ownership could trigger a change in control as defined under Section 382.

If the Company successfully closes the Rights Offering, the Company will experience a significant increase in the number of outstanding Common Shares; furthermore, if the Warrants which would be issued as part of the Rights Offering eventually were to be exercised, the Company would experience an even greater increase in the number of outstanding Common Shares. The potential increase in the Company's outstanding Common Shares, in conjunction with the expiration of the Tax Plan without a new tax benefit preservation plan, could further increase the likelihood of certain changes in share ownership which the Company would not be able to prevent as it can under the Tax Plan. Such changes in share ownership could trigger a change in control as defined under Section 382.

If the Company were to implement a new tax benefit preservation plan to replace the expiring Tax Plan, it could inhibit the ability of Warrant holders to exercise their Warrants in the future.

The Tax Plan is scheduled to expire on September 28, 2013. There can be no assurance that the Board will not seek regulatory authority and shareholder approval for a similar tax benefit preservation plan to replace the expiring Tax Plan. Because such a plan, as is the case with the Tax Plan, would be intended to minimize the chances of an ownership change under Section 382 of the U.S. Internal Revenue Code, the Warrant holder may need to request an exemption from the Board prior to exercising the Warrants in order to avoid dilution. There can be no assurance that such an exemption, if required, would be forthcoming. See “Questions And Answers Relating To The Rights Offering.”

There is no obligation for our directors or executive officers to subscribe for any Units in the Rights Offering.

None of our directors and none of our executive officers have an obligation to subscribe for any Units in the Rights Offering.

We are required by the terms of the Warrants to use our reasonable best efforts to maintain an effective registration statement covering the issuance of the Common Shares underlying the Warrants at the time that our Warrant holders exercise their Warrants. The exercise of our Warrants may also be limited by state securities laws. We cannot guarantee that a registration statement will be effective, in which case our Warrant holders may not be able to exercise their Warrants.

Holders of our Warrants will be able to exercise the Warrants only if a registration statement under the Securities Act relating to the Common Shares underlying the Warrants is then effective. We have a contractual obligation to use our reasonable best efforts to maintain a current registration statement covering the Common Shares underlying the Warrants, and we intend to, but may not be able to, comply with our undertaking. Subject to redemption by the Company of the Series A Warrants, our Warrants expire if they are not exercised in connection with a capital reorganization, reclassification of our securities, consolidation, amalgamation or merger of our Company resulting in a change of 50% the voting power of the Company, a sale of substantially all of our assets or a similar transaction requiring shareholder approval, even if a registration statement covering the Common Shares underlying the Warrants is not effective at such time. The value of the Warrants may be greatly reduced if a registration statement covering the Common Shares issuable upon the exercise of the Warrants is not kept current.

If the Warrants are not listed on a securities exchange, holders of Warrants who reside in jurisdictions in which there is no exemption applicable to the exercise of the Warrants will be unable to exercise their Warrants and will either have to sell their Warrants in the open market or allow them to expire unexercised.

If the Warrants are not listed on a securities exchange, holders of Warrants who reside in jurisdictions in which there is no exemption applicable to exercise of the Warrants will be unable to exercise their Warrants and will either have to sell their Warrants in the open market or allow them to expire unexercised. Furthermore, state securities laws may restrict the transfer of our Warrants to residents of such states.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this Rights Offering. In addition, if we cancel the Rights Offering, or if you exercise your oversubscription privilege and are not allocated all of the Units for which you over-subscribed, neither we nor the subscription agent will have any obligation with respect to the Subscription Rights except to return, without interest, any subscription payments to you.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the Rights Offering, including investing in a company that continues to require capital.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If the Rights Offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with the subscription agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire worthless.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

USE OF PROCEEDS

If the Rights Offering is fully subscribed, we expect to receive net proceeds from the Rights Offering of approximately $12.5 million, after deducting fees and expenses. We intend to use the proceeds to repay a portion of the Notes, which mature February 1, 2014 and carry an annual interest rate of 7.5%. Taking into account the expected net proceeds to be raised from the Rights Offering along with our current cash resources, as of the closing of the Rights Offering we would not have the liquidity necessary to satisfy completely the repayment obligation of the Notes. We intend to generate the remaining proceeds needed to repay the Notes by raising additional capital or selling assets.

If we are unable to raise sufficient funds in this Rights Offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our Notes. Our failure to do so could result, among other things, in a cross default under our debt covenants, increased regulatory demands, loss of our customers and a loss of your entire investment. Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see our risk factor regarding liquidity in the section titled “Risk Factors - Financial Risk.”

DETERMINATION OF SUBSCRIPTION PRICE

In determining the subscription price, the composition of the Unit, and the terms of the Common Shares and Warrants, our Board, based on the recommendation by management and other information available to them, considered a number of factors, including, without limitation:

•	the price at which our shareholders might be willing to participate in the Rights Offering;

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions;

•	historic and current trading prices for our Common Shares;

•	the terms of the Warrants;

•	the implication of the composition of the Units and the terms of the underlying securities on our ability to realize the full benefits of our net operating losses and related tax benefits; and

•	the desire to provide an opportunity to our shareholders to participate in the Rights Offering on a pro rata basis.

Based on these considerations and the recommendation of management, our Board determined that the subscription price should be equal to $4.00 per Unit, and that each Unit should be comprised of one Common Share, one Series A Warrant and one Series B Warrant. There was no formula used in determining the subscription price of each Unit or the terms of the Warrants. The Company did not engage a financial advisor in connection with the Rights Offering. The $4.00 per Unit price is not necessarily related to or reflective of our book value, net worth or any other established criteria of fair value, and may or may not be considered the fair value of the Units to be offered in the Rights Offering.

The price per Unit in the Rights Offering may not be indicative of the market value of the Subscription Rights, the Common Shares or the Warrants. This Rights Offering and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. Our Warrants and the Subscription Rights will each be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of or the trading market for the Warrants or the Subscription Rights issued in the Rights Offering or that such a market will develop. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Additionally, we cannot assure that any application for listing of the Subscription Rights and the Warrants on a securities exchange will be accepted. If any or all of the listing applications is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights and Warrants trade on the OTC, as applicable. The OTC is an inter-dealer, over-the-counter market that provides significantly less liquidity than the TSX, the NYSE and the NYSE MKT. Securities traded on the OTC are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities on the OTC will be accepted. If the Subscription Rights and Warrants are not listed on a securities exchange or quoted on the OTC, you may not be able to sell those securities.

THE RIGHTS OFFERING

Background of the Rights Offering

We have chosen to raise up to $12.5 million, after deducting fees and expenses, in new capital through a Rights Offering to allow our existing shareholders to purchase one Unit at the subscription price of $4.00 per Unit, consisting of one Common Share, one Series A Warrant and one Series B Warrant. The exercise price per Common Share of one Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share of one Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. The Series A Warrants are redeemable by the Company and have a seven-year term from their date of issuance, while the Series B Warrants are non-redeemable and have a ten-year term from their date of issuance. This structure allows us to raise capital without subjecting us to burdensome restrictive covenants and other negative consequences associated with incurring high yield additional debt. There can be no assurance that the Rights Offering will be successful.

We are distributing Subscription Rights to holders of our Common Shares, at no charge, at the rate of one Subscription Right for each Common Share owned as of [ , 2013]. Four Subscription Rights are required to purchase one Unit at the subscription price of $4.00 per Unit, subject to delivery of the required documents and payment of the subscription price before the Rights Offering expires. Upon the closing of the Rights Offering, the Units will immediately separate into the Common Shares and the Warrants and will trade separately. The Units are not themselves tradable, nor will they be listed on any stock exchange.

If the Rights Offering is fully subscribed, we expect to receive net proceeds from the Rights Offering of approximately $12.5 million, after deducting fees and expenses. We intend to use the proceeds to repay a portion of the Notes, which mature February 1, 2014 and carry an annual interest rate of 7.5%. Taking into account the expected net proceeds to be raised from the Rights Offering along with our current cash resources, as of the closing of the Rights Offering we would not have the liquidity necessary to satisfy completely the repayment obligation of the Notes. We intend to generate the remaining proceeds needed to repay the Notes by raising additional capital or selling assets. For additional information, please refer to “Use of Proceeds.”

If we are unable to raise sufficient funds in the Rights Offering or in an alternative financing on acceptable terms, if at all, we may need to implement additional cost reduction measures and explore other sources to fund our longer term business needs and repay our Notes. Our failure to do so could result, among other things, in a cross default under our debt covenants, increased regulatory demands, loss of our customers and a loss of your entire investment. Our operating performance may also be affected by risks and uncertainties, which may affect our short and long-term liquidity. For further information on these risks and uncertainties, please see “Risk Factors.”

Basic Subscription Privilege

Four Subscription Rights entitle you to purchase one Unit at the subscription price of $4.00 per Unit, subject to delivery of the required documents and payment of the subscription price before the Rights Offering expires. Each Unit consists of one Common Share, one Series A Warrant and one Series B Warrant. The exercise price per Common Share of each Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. Each Series A Warrant is redeemable by the Company and has a term of seven-years from its date of issuance. The Company may redeem the Series A Warrants at a price of $0.25 per Warrant if, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for twenty consecutive trading days on the NYSE; but in any event no earlier than the first anniversary of the date of issuance. The exercise price per Common Share of each Series B Warrant is the greater of $5.00 and 120% of VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the warrant. Each Series B Warrant is non-redeemable and has a term of ten-years from its date of issuance.

You may exercise all or a portion of your basic subscription privilege or you may choose not to exercise any basic subscription privilege at all. In addition, you may purchase Subscription Rights from others and exercise all or a portion of those Subscription Rights or you may seek to sell all or a portion of your Subscription Rights. We may apply for listing of the Subscription Rights, the Common Shares issued in connection with the Rights Offering and the Warrants on a securities exchange, we cannot provide you any assurances as to the liquidity of the trading market for the Subscription Rights or the Warrants.

We will not issue or pay cash in place of fractional Units. Instead, we will round down any Units to the nearest whole Unit.

Over-subscription Privilege

If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including in respect of Subscription Rights purchased from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of Units, if any, that are not purchased by our other shareholders or their transferees through the exercise of their basic subscription privilege at the same subscription price of $4.00 per Unit. The maximum number of Units that a holder may purchase through the over-subscription privilege is five Units for each Unit that a holder purchases through the basic subscription privilege. The possibility of fractional Units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned as soon as practicable, without interest or penalty, following the expiration of the Rights Offering. You have to exercise your basic subscription privilege in full in order to exercise your over-subscription privilege. You should indicate on your Subscription Rights certificate, or the form provided by your nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege. The maximum number of Units that can be purchased through the over-subscription privilege is five Units for each Unit that investors could purchase through the basic subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata based on the total number of Units you request pursuant to the over-subscription privilege in proportion to the total number of over-subscription requests from all holders as of the expiration date of the Rights Offering. Fractional Units resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole Unit.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the Rights Offering. Because we will not know the total number of available Units prior to the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription privilege in full and are allotted the full amount of your over-subscription request).

We can provide no assurances that you will actually be entitled to exercise your over-subscription privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our shareholders exercise their basic subscription privilege in full, and we will only honor an over-

subscription privilege to the extent sufficient Units are available following the exercise of Subscription Rights pursuant to the basic subscription privileges.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with your exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you by the subscription agent, without interest or penalty, as soon as practicable after expiration of the Rights Offering.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units.

We will return to you any excess subscription payments, without interest or penalty, as soon as practicable after the over-subscription allocation is final.

Purchase Restrictions Including Restrictions Resulting from the Tax Plan

You may only purchase the number of whole Units, purchasable upon exercise of the basic subscription privilege, or purchased by you as a result of buying Subscription Rights, plus the maximum amount of over-subscription privilege Units available to you, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of Common Shares you hold on the record date, by the number of Subscription Rights purchased by you as a result of buying Subscription Rights, and by the extent to which other shareholders exercise their Subscription Rights, which we cannot determine prior to completion of the Rights Offering. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

As of March 31, 2013, we had net U.S. operating loss carryforwards totaling approximately $827.4 million, as measured for U.S. federal income tax purposes. On September 28, 2010, we put in place the Tax Plan. Under the Tax Plan, upon (i) any person becoming an owner of 5% or more of the outstanding Common Shares of Kingsway Financial Services Inc. or (ii) an existing greater than 5% shareholder acquiring additional Common Shares (each of the persons described in clauses (i) and (ii), a “5% Shareholder”), without express approval of the Board, the Company will issue rights to purchase additional Common Shares to shareholders of the Company holding Common Shares as of the closing of such transaction (other than such 5% Shareholder), potentially resulting in dilution to such 5% Shareholder. If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

Participation of Directors, Executive Officers and Significant Shareholders

Our directors and executive officers who own Common Shares, as well as other significant shareholders, are permitted, but not required, to participate in this Rights Offering on the same terms and conditions applicable to all shareholders, including by purchasing rights from other holders and exercising those rights. Certain directors and executive officers of Kingsway, however, have indicated their current intention to participate in the Rights Offering in amounts at least equal to their basic subscription privileges. Nevertheless, each such director and executive officer reserves the right, in his sole discretion, not to participate in the Rights Offering.
Any director, executive officer or significant shareholder who subscribes for Units in the Rights Offering will pay $4.00 per Unit, the same price paid by all other persons who exercise their Subscription Rights in the Rights Offering.

U.S. and Canadian Federal Income Tax Consequences

We intend to take the position that the distribution of Subscription Rights is a non-taxable distribution to holders of our Common Shares. This position, however, is not binding on the IRS, the CRA or the courts, and if this position is finally determined by the IRS, CRA or a court to be incorrect, the distribution of the Subscription Rights could be taxable to holders of our Common Shares. A holder of Common Shares will not recognize any gain or loss upon the exercise of Subscription Rights received in the Rights Offering. You should consult your tax advisor as to your particular tax consequences resulting from the Rights Offering. For a detailed discussion, see “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

Amendment and Extension; Cancellation

We may amend the terms of the Rights Offering. Our Board may decide to extend the Rights Offering for additional periods, although it does not currently intend to do so. We also reserve the right to withdraw the Rights Offering at any time prior to the expiration date and for any reason. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for Units in the Rights Offering.

Procedures for Exercising Rights

To exercise your Subscription Rights, you must take the following steps:

•
If you hold a Kingsway Subscription Rights certificate in your name and you wish to participate in the Rights Offering, you must properly complete and sign Form 1 of the Subscription Rights certificate for the basic subscription privilege, and if you wish to exercise a portion or all of your entitlement under the over-subscription privilege, Form 2 of the Subscription Rights certificate, and deliver the signed Subscription Rights certificate, together with payment of the purchase price, to the subscription agent before 5:00 p.m., Eastern time, on [ , 2013] the expiration date of the Rights Offering, unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”

Please follow the delivery instructions on the Subscription Rights certificate. Do not deliver documents to Kingsway Financial Services Inc. You are solely responsible for completing delivery to the subscription agent of your subscription documents, Subscription Rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on [ , 2013], unless such date is extended by us or you have used the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to exercise the number of Subscription Rights you requested to exercise, or if such number is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. If your payment for the number of Subscription Rights you requested to exercise is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment. Any excess subscription payments will be returned by the subscription agent, without interest or penalty, as soon as practicable following the expiration of the Rights Offering period.

•
If you hold your Subscription Rights through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the rights you own. The record holder must exercise the Subscription Rights on your behalf. If you wish to exercise Subscription Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a Subscription Rights certificate from Kingsway. Please follow the instructions of your nominee. Your nominee may establish a submission deadline that may be before the expiration date of the Rights Offering.

Payments submitted to the subscription agent must be made in full in U.S. currency by:

•	certified check drawn against a U.S. or Canadian bank payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”;

•	bank draft (cashier's check) drawn against a U.S. or Canadian bank payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”; or

•	U.S. or Canadian postal money order payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.).”

To be effective, any payment related to the exercise of a Subscription Right must clear prior to the expiration of the Rights Offering.

Payment received after the expiration of the Rights Offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable.

The subscription agent will be deemed to receive payment upon:

•	receipt by Computershare Investor Services Inc. of any certified check or bank draft, drawn upon a U.S. or Canadian bank; or

•	receipt by Computershare Investor Services Inc. of any postal, telegraphic or express money order.

If you elect to exercise your Subscription Rights, you should consider using a certified check or bank draft to ensure that the subscription agent receives your funds before the Rights Offering expires. If you send a certified check or bank draft, drawn upon a U.S. or Canadian bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

You should read the instruction letter carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed Subscription Rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of Subscription Rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the Rights Offering expires.

If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

Guaranteed Delivery Procedures

If you wish to exercise your Subscription Rights, but you do not have sufficient time to deliver the Subscription Rights certificate evidencing your Subscription Rights to the subscription agent, on or before the time the Rights Offering expires, you may exercise your Subscription Rights by the following guaranteed delivery procedures:

•
deliver to the subscription agent on or prior to the Rights Offering expiration date your subscription price payment in full for each Unit you subscribed for under your subscription privilege in the manner set forth above;

•
deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions For Use of Kingsway Financial Services Inc. Subscription Rights Certificates” distributed with your Subscription Rights certificates; and

•
deliver the properly completed Subscription Rights certificate evidencing your Subscription Rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent no later than three business days after the expiration date of the Rights Offering.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Instructions For Use of Kingsway Financial Services Inc. Subscription Rights Certificates”, which will be distributed to you with your Subscription Rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an Eligible Institution. An “Eligible Institution” means a Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•
the number of Subscription Rights represented by your Subscription Rights certificates, the number of Units for which you are subscribing under your basic subscription privilege and the number of Units for which you are subscribing under your over-subscription privilege, if any; and

•
your guarantee that you will deliver to the subscription agent the Subscription Rights certificate evidencing the Subscription Rights you are exercising within three business days following the expiration of the Rights Offering.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your Subscription Rights certificate at the address set forth above under “-Subscription Agent” or may be transmitted, if transmitted by an Eligible Institution, to the subscription agent by facsimile transmission to 905-771-4082. You should confirm receipt of all facsimile transmissions by calling the subscription agent at 800-564-6253.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call Georgeson Shareholder Communications Canada Inc., the information agent, to request any copies of the form of Notice of Guaranteed Delivery at 1-888-605-8403.

Shares Outstanding Before and After the Rights Offering

[ ] Common Shares were outstanding as of [ , 2013]. If the Rights Offering is fully subscribed through the exercise of the basic Subscription Rights then an additional [ ] Common Shares will be issued and outstanding after the closing of the Rights Offering, for a total of [ ] Common Shares issued and outstanding. The preceding sentence assumes that all shareholders exercise their basic subscription privilege. The exercise of Warrants issued as part of the Unit will further increase the number of outstanding Common Shares.

Medallion Guarantee May Be Required

Your signature on your Subscription Rights certificate must be guaranteed by an Eligible Institution, unless:

•	you provide on the Subscription Rights certificate that Common Shares are to be delivered to you as record holder of those Subscription Rights; or

•	you are an Eligible Institution.

Missing or Incomplete Rights Certificate or Payment

If you fail to complete and sign the required Subscription Rights certificates or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the subscription agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect Subscription Rights certificate, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to exercise the number of Subscription Rights you requested to exercise, or if such number is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. If your payment for the number of Subscription Rights you requested to exercise is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment. Any excess subscription payments will be returned by the subscription agent, without interest or penalty, as soon as practicable following the expiration of the Rights Offering period.

Expiration Date

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern time, on the expiration date of the Rights Offering which is [ , 2013], unless such date is extended by us. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable unless you use the guaranteed delivery procedures described under “The Rights Offering - Guaranteed Delivery Procedures”.. We will not be required to issue Units to you if the subscription agent receives your Subscription Rights certificate or your subscription payment after that time. We have the option to extend the Rights Offering, although we do not currently intend to do so. We may extend the Rights Offering by giving oral or written notice to the subscription agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your rights in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a submission deadline that may be before the expiration date that we have established for the Rights Offering.

Unexercised Subscription Rights

In the event all or any portion of the Subscription Rights are not exercised prior to the expiration of the Rights Offering, any such unexercised Subscription Rights will terminate automatically and have no value.

Subscription Agent

The subscription agent for this offering is Computershare Investor Services Inc. The address to which Subscription Rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the Rights Offering expires. Do not send or deliver these materials to us.

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
8th Floor
Toronto, ON
M5J 2Y1
Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail:     corporateactions@computershare.com

If you deliver subscription documents or Subscription Rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

Information Agent

Our information agent for the Rights Offering is Georgeson Shareholder Communications Canada Inc. If you have any questions regarding the Rights Offering, completing a Subscription Rights certificate or submitting payment in the Rights Offering, please contact 1-888-605-8403.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent, which we estimate will total C$32,500.

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your Subscription Rights. In addition, you are responsible for paying any transaction fees or commission that you may incur in connection with the sale or purchase of Subscription Rights.

No Fractional Units

All Units will be sold at a purchase price of $4.00 per Unit. We will not issue or pay cash in place of fractional Units. Instead, we will round down any Units to the nearest whole Unit.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds Common Shares for the account of others on the record date, you should notify the beneficial owners of the Common Shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owners of our Common Shares. If a beneficial owner of our Common Shares so instructs, you should complete the Subscription Rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Shares on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials in the U.S. only. If you did not receive this form, you should contact our information agent to request a copy.

Beneficial Owners

If, on [INSERT DATE] you held your Common Shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”) or Clearing and Depository Services Inc. (“CDS”), we did not send you a Subscription Rights certificate. Instead, DTC or CDS issued one Subscription Right to your nominee record holder for each Common Share that you owned as of the record date and you are a beneficial holder of such Subscription Rights unless you transferred such Subscription Rights, in which case the transferee is the beneficial holder. If you wish to exercise your Subscription Rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Subscription Rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate Subscription Rights certificate, you should contact your nominee as soon as possible and request that a Subscription Rights certificate be issued to you. You should contact your nominee if you have not received notice of the Rights Offering, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the expiration date that we have established for the Rights Offering.

Sale and Transferability of Subscription Rights

The Subscription Rights are transferable. We may apply for listing of the Subscription Rights on a securities exchange. If the listing application is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights trade on the OTC. There is no guarantee that requests for listing or application for quotation of the Subscription Rights will be accepted. The Subscription Rights will, subject to any applicable state law restrictions, be transferable during the subscription period irrespective of whether the Subscription Rights are quoted on a securities exchange or not. Subscription Rights, whether or not transferred, must be exercised prior to the expiration of the Rights Offering or they will terminate.

Subscription Rights certificates will be issued in registered form only. A Subscription Rights holder, in lieu of exercising Subscription Rights to subscribe for Common Shares and Warrants, or if such holder exercises less than all of its Subscription Rights, may sell or transfer the Subscription Rights personally or through the usual investment channels (such as brokers or investment dealers) by completing Form 3 on the Subscription Rights certificate and delivering the Subscription Rights certificate to the purchaser (the “transferee”). Holders of Subscription Rights who choose to sell their Subscription Rights through the usual investment channels should note that a broker, investment dealer, custodian bank or other nominee may charge a transaction fee or commission to sell the Subscription Rights.

Transferees of Subscription Rights will be entitled to exercise the basic subscription privilege in full and will be able to exercise the over-subscription privilege, subject to certain limitations and subject to allotment, with respect to those Subscription Rights transferred to them. The transferee may exercise all of the Subscription Rights of the transferring holder without obtaining a new Subscription Rights certificate. If a Subscription Rights certificate is transferred in blank, the Company and the subscription agent may thereafter treat the bearer as the absolute owner of the Subscription Rights certificate for all purposes and neither the Company nor the subscription agent will be affected by any notice to the contrary.

The signature of the transferring Subscription Rights holder on Form 3 must be guaranteed by an Eligible Institution or otherwise to the satisfaction of the subscription agent. If Form 3 is signed by a trustee, executor, administrator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, it must be accompanied by evidence satisfactory to the subscription agent of authority to so sign. The signature of the transferee on any one or more of the forms on the Subscription Rights certificate must correspond exactly with the name of that transferee shown on Form 3.

A Subscription Rights certificate so completed should be delivered to the appropriate person in ample time for the transferee to use it before the expiration of the Subscription Rights.

For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the Rights Offering or from transferring Subscription Rights, see “Questions and Answers Related to the Rights Offering-Are there limitations to the Rights Offering under state securities laws?”

Affiliated shareholders will have the opportunity to participate in the Rights Offering on the same basis as other shareholders.

It should be noted that the resale restrictions of Rule 144 under the Securities Act will apply to the transfer of Subscription Rights by our affiliates.

Division, Combination or Exchange of the Rights Certificate

A Rights Certificate may be divided, combined or exchanged by completing and executing Form 4 in the Subscription Rights certificate and delivering the Subscription Rights certificate to the subscription agent. If you exercise less than all of the Subscription Rights evidenced by your Subscription Rights certificate, you may also complete Form 4 and the subscription agent will issue you a new Subscription Rights certificate evidencing the unexercised Subscription Rights. The subscription agent will issue new Subscription Rights certificates in any denominations (equal to the same number of Subscription Rights as are evidenced by the Subscription Rights certificate being divided, exchanged or combined) as are requested by the holder. However, Subscription Rights certificates may not be divided into fractional Subscription Rights, and any instruction to do so will be rejected. If any of the new Subscription Rights certificates are to be issued in a name other than that in which the old Subscription Rights certificate was issued, your signature must be guaranteed by an Eligible Institution. Subscription Rights certificates must be surrendered for division, combination or exchange prior to 5:00 p.m. (Eastern time) on the third business day before the expiration of the Rights Offering period to permit the new Subscription Rights certificates to be issued to and used by the holder.

If you choose to have a new Subscription Rights certificate sent, you may not receive any such new Subscription Rights certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Subscription Rights evidenced thereby. If you send a payment that is insufficient to exercise the number of Subscription Rights you requested to exercise, or if such number is not specified on the Subscription Rights certificate, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. If your payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of Units with your over-payment. Any excess subscription payments will be returned by the subscription agent, without interest or penalty, as soon as practicable following the expiration of the Rights Offering period.

A bank, trust company, investment dealer or broker holding Common Shares on the record date for more than one beneficial owner may, upon providing satisfactory evidence to the subscription agent of the beneficial ownership of those Common Shares, divide and transfer the Subscription Rights certificate issued to it, by duly completing and executing Form 4 on the Subscription Rights certificate, on the same basis as if the beneficial owners were registered on the record date.

Sale and Transferability of Warrants

The Warrants are transferable. We may apply for listing of the Warrants on a securities exchange. If the listing application with respect to the Warrants is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Series A Warrants or the Series B Warrants, as applicable trade on the OTC. There is no guarantee that requests for listing or application for quotation of the Warrants will be accepted. The Warrant will, subject to any applicable state law restrictions, be transferable irrespective of whether the Warrants are quoted on a securities exchange or not. You may sell your Warrants through a broker, dealer, custodian bank or other nominee which may charge a transaction fee or commission. We cannot provide you with any assurances as to the liquidity of or the trading market for the Warrants. Following the closing of the Rights Offering, the Warrants may not be immediately tradable until the securities exchange to which we apply makes a decision with respect to the listing applications in respect of the Warrants. As a result, even if the listing application with respect to each of the Series A Warrants and Series B Warrants is successful, the Warrants may not be listed immediately following the closing of the Rights Offering.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless we waive them in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted only when the subscription agent receives a properly completed and duly executed Subscription Rights certificate and any other required documents and the full subscription payment.

As of March 31, 2013, we had net U.S. operating loss carryforwards totaling approximately $827.4 million, as measured for U.S. federal income tax purposes. On September 28, 2010, we put in place the Tax Plan. Under the Tax Plan, upon (i) any person becoming an owner of 5% or more of the outstanding Common Shares of Kingsway Financial Services Inc. or (ii) an existing greater than 5% shareholder acquiring additional Common Shares (each of the persons described in clauses (i) and (ii), a “5% Shareholder”), without express approval of the Board, the Company will issue rights to purchase additional Common Shares to shareholders of the Company holding Common Shares as of the closing of such transaction (other than such 5% Shareholder), potentially resulting in dilution to such 5% Shareholder. If the total of your current beneficially owned Common Shares and the Common Shares you expect to receive by exercising the Subscription Rights (including Common Shares received by exercising Subscription Rights acquired by purchasing Subscription Rights from others) is greater than 650,000 beneficially owned Common Shares, you may need to request an exemption from the Board as described above and in the Tax Plan and the subscription materials provided to you to avoid such dilution. The Board reserves the right to review and approve the exemption requests up to three business days after the close of the Rights Offering period.

Holding of Funds

The subscription agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money in escrow until the Rights Offering is completed.

Shareholder Rights

You will have no rights as a holder of the Common Shares or our Warrants you purchase in the Rights Offering until certificates or DRS statements representing the Common Shares and the Warrants are issued to you, or your account and your nominee is credited with the Common Shares and the Warrants underlying Units purchased in the Rights Offering.

No Revocation

Once you submit the Subscription Rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise of your Subscription Rights or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you obtain information that you consider to be unfavorable to the exercise of your Subscription Rights, including any information disclosed by us in future filings made on the Canadian Securities Administrators website at www.sedar.com, and on the EDGAR section of the SEC website at www.sec.gov.You should not exercise your Subscription Rights unless you are certain that you wish to do so at the subscription price of $4.00 per Unit. Exercising Subscription Rights may commit you to buying Common Shares at a price above the prevailing market price of the Common Shares issuable upon exercise of the Subscription Rights. Furthermore, a market for our Warrants may not develop or be maintained and the per Unit price may not be an indication of the market price of Common Shares underlying the Units.

Foreign Holders

We will not mail this prospectus to holders with addresses that are outside the United States, or that have a military post office or a foreign post office address. Holders whose addresses are in Canada will receive a separate mailing providing instructions on how to subscribe. For other foreign holders, the subscription agent will hold these Subscription Rights certificates for their account. To exercise Subscription Rights, such holders must notify the subscription agent prior to 9:00 a.m., Eastern time, at least ten business days prior to the expiration of the Rights Offering and demonstrate to the satisfaction of the subscription agent that the exercise of such Subscription Rights does not violate the laws of the jurisdiction of such shareholder.

ERISA Considerations

Retirement plans and certain tax exempt entities, including governmental plans, should be aware that if they borrow in order to finance their exercise of Subscription Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary duties, and ERISA and the Code contain prohibited transaction rules that may affect the exercise of Subscription Rights. In addition, governmental plans may be subject to similar laws and regulations imposing similar fiduciary duties and restrictions on the exercise of Subscription Rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans, entities that hold the assets of retirement plans and certain tax exempt entities are urged to consult with their counsel and other advisers regarding the consequences of their exercise of Subscription Rights under ERISA and the Code.

No Recommendation to Rights Holders

Our Board is not making a recommendation regarding your exercise, sale or transfer of the Subscription Rights. Holders who exercise Subscription Rights will incur investment risk on new money invested. The price per Unit in the Rights Offering may not be indicative of the market value of the Subscription Rights, the Common Shares or the Warrants. This Rights Offering and other factors may cause the market price of our Common Shares to decline after the Rights Offering and you may not be able to sell our Common Shares at a price equal to or higher than the current market price of our Common Shares or at a price you believe may be indicated by the price per Unit, if at all. Prior to the issuance of the Subscription Rights and the Warrants there has been no market for those securities and you may not be able to sell the Subscription Rights or the Warrants at a price you believe may be indicated by the price per Unit, if at all. We cannot provide you any assurances as to the liquidity of or the trading market for the Subscription Rights or Warrants issued in connection with the Rights Offering. In addition, we urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Additionally, we cannot assure that the application for listing of the Subscription Rights or the Common Shares issuable upon exercise of the Subscription Rights or the Warrants on a securities exchange will be accepted. If any or all of the foregoing listing applications is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions) and request that the Subscription Rights and Warrants trade on the OTC, as applicable. The OTC is an inter-dealer, over-the-counter market that provides significantly less liquidity than the TSX, the NYSE and the NYSE MKT. Securities traded on the OTC are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. Therefore, prices for securities traded solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Further, there is no assurance that the application for quotation of those securities on the OTC will be accepted. If the Subscription Rights are not listed on a securities exchange or either of the Series A Warrants or the Series B Warrants are not listed on a securities exchange or quoted on the OTC, you may not be able to sell those securities. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus. Please see “Risk Factors” for a discussion of some of the risks involved in investing in the Rights Offering.

DILUTION

If the Rights Offering is fully subscribed, we expect to receive net proceeds from the Rights Offering of approximately $12.5 million, after deducting fees and expenses.

Our net tangible book value as of March 31, 2013 was approximately $(11.4) million, or $(0.87) per Common Share, based upon 13,148,971 Common Shares outstanding as of [ , 2013]. Net tangible book value per Common Share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of outstanding Common Shares.

Upon your exercise of the Warrants, you will pay an exercise price for each Series A Warrant and Series B Warrant that exceeds the net tangible book value per Common Share as of March 31, 2013. Dilution per Common Share equals the difference between the exercise price of the Warrants issued in the Rights Offering and the net tangible book value per Common Share immediately after the Rights Offering.

Because the exercise price of the Warrants depends on the VWAP of the Common Shares over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the Warrants, the dilution to the Common Shares received as a result of the exercise of Warrants purchased in the Rights Offering may be higher or lower than as set forth below.

Assuming a fully subscribed Rights Offering, that all of the Warrants are exercised, and based on an assumed exercise price per Common Share of $4.5 for each Series A Warrant (which equals the greater of (a) $4.50 on June 14, 2013 and (b) 120% of the VWAP of the Common Shares over the twenty trading day period on the NYSE ending on June 14, 2013) and $5.00 for each Series B Warrant (which equals the greater of (a) $5.00 and (b) 120% of VWAP of the Common Shares over the twenty trading day period on the NYSE ending on June 14, 2013), our pro forma net tangible book value as of March 31, 2013 would have been approximately $32.3 million, or $1.41 per Common Share. This represents an immediate increase in pro forma net tangible book value to existing holders of Common Shares of $2.28 per Common Share, an immediate dilution to the Common Shares received as a result of the exercise of the Subscription Rights (not including exercise of the Warrants) of $3.93 per Common Share, an immediate dilution to the Common Shares received as a result of the exercise of the Series A Warrants of $3.09 per Common Share, and an immediate dilution to the Common Shares received as a result of the exercise of the Series B Warrants of $3.59 per Common Share.

The following table illustrates this per Common Share dilution, assuming a fully subscribed Rights Offering and exercise of all Warrants issued in the Rights Offering.

Net tangible book value per Common Share prior to the Rights Offering	$(0.87)
Increase per Common Share attributable to the Rights Offering and exercise of the Warrants	$2.28
Pro forma net tangible book value per Common Share after the Rights Offering and the exercise of Warrants	$1.41
Assumed proceeds per Common Share from exercise of Series A Warrants	$4.50
Assumed proceeds per Common Share from exercise of Series B Warrants	$5.00
Dilution in net tangible book value per Common Share received from exercise of Series A Warrants	$3.09
Dilution in net tangible book value per Common Share received from exercise of Series B Warrants	$3.59

DESCRIPTION OF THE COMPANY'S SECURITIES

Capital Stock

We are an Ontario corporation. The rights of our shareholders are governed by our amended articles of incorporation and our amended and restated bylaws, each of which is incorporated herein by reference, and by the provisions of applicable law, including the Business Corporations Act (Ontario). Our authorized capital stock is unlimited and has no par value. As of [ , 2013], we had outstanding 13,148,971 Common Shares and no shares of preferred stock.

The following is a summary of the material terms, rights and preferences of our capital stock. You should also read our amended articles of incorporation before you purchase any of our securities offered by this prospectus. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

Common Shares

Our Common Shares trade on the TSX and the NYSE under the symbol “KFS.” On [ , 2013], the last quoted sale price of our Common Shares was [U.S. $] and C$ [ ] per Common Share, respectively. Holders of our Common Shares are entitled to one vote per Common Share on all matters submitted to a vote of shareholders. Subject to restrictions associated with any debt covenants, holders of Common Shares are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our Company, the holders of our Common Shares are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities. Holders of our Common Shares have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the Common Shares.

Warrants

This section describes the material terms of the Warrants to be issued in the Rights Offering. You should also read the Warrant agreements which are being filed as exhibits hereto.

Common Shares Subject to the Warrant

The Series A Warrants are initially exercisable for an aggregate of [ ] Common Shares. The Series B Warrants are initially exercisable for an aggregate of [ ] Common Shares. The number of Common Shares subject to the Warrants is subject to adjustment described below.

Exercise of the Warrants

The exercise price of each Series A Warrant is the greater of $4.50 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the Warrants. The exercise price of each Series B Warrant is the greater of $5.00 and 120% of the VWAP over the twenty trading day period on the NYSE ending on the trading day prior to the issuance date of the Warrants. Subject to applicable securities laws, the Series A Warrants may be exercised at any time starting on the first day of the thirty-seventh month after the date of issuance until any time before 5:00 p.m. (Eastern time) on or before the seventh anniversary after the date of issuance. The Series B Warrants may be exercised at any time starting on the first day of the thirty-seventh month after the date of issuance until any time before 5:00 p.m. (Eastern time) on or before the tenth anniversary after the date of issuance. As described below, the Series A Warrants may be exercised prior to the first day of the thirty-seven months after the date of issuance if we redeem the Series A Warrants. See “Description of the Company's Securities - Redemption of the Series A Warrants”. The Series B Warrants, however, are non-redeemable.

The holders of the Warrants do not have voting rights or other rights as a shareholder until (and then only to the extent) the Warrants have been exercised. In the event of a capital reorganization, reclassification of our securities, consolidation, amalgamation or merger of our Company resulting in a change of 50% of the voting power of the Company, a sale of substantially all of our assets or a similar transaction requiring shareholder approval, the holders of the Warrants shall be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Although we may apply for listing of the Warrants on a securities exchange, we cannot provide you any assurances as to the liquidity of the trading market for the Warrants or that such a market will develop.

Redemption of the Series A Warrants

If, and only if, the closing price of the Common Shares equals or exceeds $6.00 per Common Share for 20 consecutive trading days on the NYSE, we will have the option to redeem the Series A Warrants at a price of $0.25 per Series A Warrant; but in any event no earlier than the first anniversary of the date of issuance. In order to exercise our option to redeem the Series A Warrants, we must issue a notice of redemption within three business days of a date for which the closing price of the Common Shares equaled or exceeded $6.00 for 20 consecutive trading days on the NYSE. If we serve notice of intent to redeem the Series A Warrants, holders of the Series A Warrants will then have the option to exercise the Series A Warrants, even if the notice occurs prior to the first day of the thirty-seventh month after the date of issuance. This option to exercise the Series A Warrants will extend from the date we provide notice of our intent to redeem the Series A Warrants until the date the Series A Warrants are redeemed, which time period will be at least thirty calendar days.

Voting Rights

The holders of the Warrants shall have no voting rights or other rights as a shareholder unless and until (and then only to the extent) the Warrants have been exercised.

Market

The Warrants will be transferable without any restrictions. We may apply for listing of the Warrants on a securities exchange. If either or both of the listing applications for the Warrants on a securities exchange is not accepted, we intend to apply for quotation of the Series A Warrants or Series B Warrants, as applicable, on an OTC market. If the application for listing or quotation of the Warrant is not accepted, we intend to proceed with the Rights Offering (subject to any applicable state law restrictions). There is no guarantee that requests for listing or applications for quotation will be accepted.

Adjustments to the Warrants

The number of Common Shares issuable upon exercise of the Warrants and the exercise price applicable to the Warrants are subject to adjustment in certain circumstances, including a stock split, a stock dividend, a subdivision, combination or recapitalization of our Common Shares.

Fundamental Transactions

Upon a capital reorganization, reclassification of our securities, consolidation, amalgamation or merger of our Company resulting in a change of 50% of the voting power of the Company, a sale of substantially all of our assets or a similar transaction requiring shareholder approval, the holders of the Warrants shall be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire.

Registration Statement

We are required to use our reasonable best efforts to maintain an effective registration statement for the issuance of the Common Shares underlying the Warrants.

Accounting Treatment

To the extent that the Warrants will have a dilutive effect on earnings per Common Share, the Warrants will be included in fully diluted shares outstanding using the treasury method.

Subscription Rights

The Subscription Rights to subscribe for Units are separate securities from the associated Warrants and Common Shares. For further information about these Subscription Rights and the Rights Offering, please see “The Rights Offering” section in this prospectus.

Indemnification of Directors and Officers.

We are incorporated under the laws of Ontario. The Ontario Business Corporations Act (“OBCA”) provides for indemnification of any directors, officers, former directors, former officers and individuals acting or who acted as directors or officers (or in a similar capacity) of another entity at our request against all costs, charges and expenses reasonably incurred by them for any civil, criminal, administrative or investigative proceeding in which they are involved by reason of being or having been a director or officer. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. The OBCA also provides that we or any of the individuals eligible for indemnification may apply to the court for approval of an indemnity.

We currently have directors' and officers' liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

We have entered into indemnification agreements with current officers and directors, as well as past officers and directors. Among other things, these agreements generally provide that we will indemnify each of these individuals against all fees, charges, disbursements, expenses and losses reasonably incurred by them in connection with any civil, criminal, quasi-criminal, administrative, investigative or other proceedings in connection with service as our director or officer or as a director, officer, trustee, manager, participating member or in any other similar capacity of any other entity to the extent that such person is serving in such capacity at our request (“Indemnified Capacity”). Additionally, we have agreed to indemnify these individuals for expenses they incur solely by reason of their service in an Indemnified Capacity. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal, quasi-criminal or administrative action, proceeding or hearing that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. We will have no obligation to indemnify these individuals if a court rules that they are not entitled to indemnification under the agreement.

These indemnification agreements also provide that, upon written request, we will advance expenses to the indemnified individuals within 20 days of such request. We must also maintain in effect a comprehensive liability insurance program, including policies providing coverage for the liability exposures of directors and officers. Such liability insurance coverage will continue for a minimum of six years following the director or officer ceasing to serve in an Indemnified Capacity.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the Rights Offering to U.S. holders of our Common Shares. This discussion addresses only the U.S. federal income tax consequences to U.S. holders who acquire the Subscription Rights in the Rights Offering and who hold their Common Shares, Subscription Rights and Warrants as capital assets. Further, this discussion does not address all of the income tax consequences that may be relevant to particular holders of Common Shares in light of their individual circumstances. This discussion does not address the tax consequences to holders of Common Shares who are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, broker-dealers, dealers in securities or foreign currencies, non-U.S. holders, persons who hold their shares as or in a hedge against currency risk, persons who hold their shares as a result of a constructive sale or as part of a conversion transaction or holders who acquired their Common Shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to holders of Common Shares under any state, local or non-U.S. tax laws or the alternative minimum tax provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

As used herein, a “U.S. holder” means a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, (a) a citizen or individual resident of the United States as determined for U.S. federal income tax purposes,

(b) a corporation, or other entity classified as a corporation for such purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (d) a trust if (i) a court within the United States can exercise primary supervision over its administration and one or more “United States persons,” as defined in the Code, have the authority to control all of the substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a “United States person” under applicable regulations.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives or exercises the Subscription Rights, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt, ownership and exercise of the Subscription Rights.

This discussion is not binding on the IRS or any court. It is based on the Code, laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, that could result in U.S. federal income tax consequences different from those described below. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the income tax consequences of the Rights Offering to holders of Common Shares.

HOLDERS OF COMMON SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RIGHTS OFFERING TO THEM, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE RIGHTS OFFERING TO THEM AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

Taxation of Subscription Rights

Receipt of Subscription Rights

A U.S. holder of our Common Shares should not recognize taxable income for U.S. federal income tax purposes upon the receipt of Subscription Rights in the Rights Offering. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Subscription Rights would be taxable to holders of our Common Shares as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The remainder of this discussion assumes that the distribution of the Subscription Rights will not result in a holder recognizing taxable income upon initial receipt for U.S. federal income tax purposes.

Tax Basis and Holding Period of the Subscription Rights

A U.S. holder's tax basis in the Subscription Rights will depend on the fair market value of the Subscription Rights and the fair market value of our Common Shares at the time of the distribution.

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If the total fair market value of the Subscription Rights received by a U.S. holder represents 15 percent or more of the total fair market value of the U.S. holder's existing Common Shares at the time of the distribution, a U.S. holder must allocate the basis of the U.S. holder's Common Shares (with respect to which the Subscription Rights were distributed) between such Common Shares and the Subscription Rights received by such U.S. holder. This allocation is made in proportion to the fair market value of the Common Shares and the fair market value of the Subscription Rights at the date of distribution.

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If the total fair market value of the Subscription Rights received by a U.S. holder is less than 15 percent of the total fair market value of the U.S. holder's existing Common Shares at the time of the distribution, the basis of such Subscription Rights will be zero unless the U.S. holder elects to allocate part of the basis of the U.S. holder's Common Shares (with respect to which the Subscription Rights were distributed) to the Subscription Rights. A U.S. holder makes such an election by attaching a statement to the U.S. holder's tax return for the year in which the Subscription Rights are received. This election, once made, will be irrevocable with respect to those rights. Any U.S. holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise. If the basis of a U.S. holder's Subscription Rights is deemed to be zero because the fair market value of the Subscription Rights at the time of distribution is less than 15 percent of the fair market value of our Common Shares and because the U.S. holder does not make the election described above, the U.S. holder's basis of the Common Shares with respect to which such rights are received will not change.

The holding period for the Subscription Rights received by a U.S. holder of Common Shares in the Rights Offering will include the U.S. holder's holding period for the Common Shares with respect to which the Subscription Rights were received.

Exercise of Subscription Rights

A U.S. holder of Common Shares will not recognize gain or loss upon exercise of Subscription Rights received in the Rights Offering.

If a U.S. holder exercises the Subscription Rights, the tax basis allocated to the Subscription Rights must be apportioned between the right to acquire Common Shares and the rights to acquire Warrants in proportion to their values on the date of distribution. The tax basis of the Common Shares and Warrants acquired through exercise of the Subscription Rights will equal the sum of (a) the exercise price and (b) the U.S. holder's tax basis, if any, in the Subscription Rights (determined as described above). The Subscription Right's exercise price must be allocated between the Common Shares and Warrants acquired in proportion to their relative fair market values on the exercise date. The basis of the Common Shares acquired will then be the sum of that portion of the subscription price so allocable to the Common Shares, plus the portion, if any, of the basis of the Subscription Rights allocable to the right to acquire Common Shares, determined in the manner described above. The basis of the Warrants will be the sum of that portion of the subscription price allocable to such Warrants, plus the portion, if any, of the basis of the Subscription Rights allocable to the right to acquire the Warrants, determined in the manner described above.

The holding period for the Common Shares and Warrants acquired through exercise of the Subscription Rights will begin on the date the Subscription Rights are exercised. The holding period of stock subsequently acquired through the Warrants will begin with the date the Warrants are exercised.

Expiration of Subscription Rights

A U.S. holder who allows the Subscription Rights to expire will not recognize any gain or loss, and no portion of the tax basis of the Common Shares owned by such U.S. holder with respect to which such Subscription Rights were received will be allocated to the unexercised Subscription Rights.

Sale of Subscription Rights

A U.S. holder that sells the Subscription Rights to another person will recognize taxable gain or loss, if any, in an amount equal to the difference between (a) the proceeds from the sale and (b) the U.S. holder's tax basis in the Subscription Rights being sold (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the Subscription Rights, determined as described in “Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Taxation of Warrants

If a U.S. holder exercises a Warrant that the U.S. holder acquired through the prior exercise of the Subscription Rights, that U.S. holder will not recognize gain or loss upon the subsequent exercise of the Warrant. The Common Shares that the U.S. holder acquires as a result of exercising the Warrant will have a tax basis equal to that U.S. holder's adjusted basis in the Warrant (determined as described above), plus the amount paid to exercise the Warrant. The holding period of shares acquired upon exercise of a Warrant will begin on the date the Warrant is exercised.

If a U.S. holder sells the Warrant to another person, the U.S. holder will recognize taxable gain or loss, if any, in an amount equal to the difference between (a) the proceeds from the sale and (b) the U.S. holder's tax basis in the Warrant (determined as described above). This gain or loss will be a capital gain or loss if the Warrant is a capital asset in the hands of the seller. Whether the capital gain will be long-term or short-term capital gain will depend on the seller's holding period for the Warrant.

If the U.S. holder allows the Warrant to lapse or expire without exercise, the Warrant is deemed to be sold or exchanged on the date of expiration. Therefore, the U.S. holder will generally recognize a capital loss in an amount equal to the U.S. holder's basis in the Warrant. The loss is treated as short-term or long-term depending on the U.S. holder's holding period in the Warrant.

Taxation of Common Shares

Dividends

Subject to the PFIC rules discussed below, distributions made with respect to our Common Shares, including deemed dividends (which for these purposes will include the amount of any Canadian withholding tax paid with respect to such distributions and withheld therefrom) generally will be taxable as ordinary dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. U.S. holders will not be entitled to claim the corporate dividends received deduction with respect to distributions by us.

With respect to non-corporate U.S. holders, including individual U.S. holders, dividends constituting “qualified dividend income” will be taxed at the lower income tax rate applicable to long-term capital gains. As a Canadian corporation, for our dividends to qualify for taxation at the reduced rate, (1) we cannot be a PFIC (discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year and (2) certain holding period requirements must be met. Each U.S. holder should consult its own tax advisors regarding the availability of the lower qualified dividend rate for dividends paid with respect to our Common Shares.

Subject to certain limitations and restrictions, Canadian taxes withheld from or paid on distributions by us, if any, generally will be eligible for deduction or credit in computing the U.S. holder's U.S. federal income tax liability. The rules relating to foreign tax credits are complex, and U.S. holders should consult with their own tax advisors with regard to the availability of a foreign tax credit and the application of foreign tax credit limitations to their particular circumstances.

To the extent, if any, that the amount of any distribution exceeds our current and accumulated earnings and profits as computed under U.S. federal income tax principles, such excess will first reduce a U.S. holder's tax basis in its Common Shares and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of property and taxed as described below under “Sale or Other Disposition of Common Shares.”

The taxable amount of any cash distribution paid in Canadian dollars will be equal to the U.S. dollar value of the Canadian dollars on the date of distribution regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on the sale or disposition of Canadian dollars or upon conversion of Canadian dollars into U.S. dollars will generally be U.S. source ordinary income or loss.

Sale or Other Disposition of Common Shares

Subject to the PFIC rules discussed below, a U.S. holder generally will recognize a capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Common Shares in an amount equal to the difference between the amount realized on the disposition and the U.S. holder's adjusted tax basis in such shares (as allocated pursuant to the rules described above). Gain or loss, if any, generally will be U.S.-source gain or loss and will be long-term capital gain or loss if the U.S. holder has held the Common Shares for more than one year at the time of the disposition. If the gain on a disposition qualifies as a long-term capital gain, a non-corporate taxpayer might be eligible for a reduced rate of taxation on such gain. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

Special, generally unfavorable, U.S. federal income tax rules apply to U.S. persons owning stock of a Passive Foreign Investment Company, which we refer to as a PFIC. A non-U.S. corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is passive income (as defined in the Code), or (ii) the average percentage of its assets (measured by value) that produce, or are held for the production of, passive income is at least 50%.

We believe that we are not currently a PFIC for U.S. federal income tax purposes, and do not expect to become a PFIC in the future. However, the determination of PFIC status for any year is fact-specific, and there can be no assurance in this regard. Accordingly, it is possible that we are or may become a PFIC in the current taxable year or in future years.

If we were a PFIC in any taxable year during which a U.S. holder holds Common Shares, gain recognized by such U.S. holder on a sale or other disposition (including certain pledges) of the Common Shares would be allocated ratably over the U.S. holder's holding period for such shares. The amount of gain allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount of tax so determined. Further, to the extent that any distribution received by a U.S. holder on its Common Shares exceeds 125% of the average annual distributions on the Common Shares received during the preceding three years or the U.S. holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. However, certain elections may be available that would result in alternative treatment.

If we were classified as a PFIC in any year during which a U.S. holder holds Common Shares, we generally will continue to be treated as a PFIC as to such U.S. holder in all succeeding years, regardless of whether we continue to meet the income or asset test discussed above (unless such U.S. holder is eligible to and does make a purging election). U.S. holders should consult their own tax advisors as to the potential application of the PFIC rules (including any election that may be available) to the ownership and disposition of our Common Shares.

Information Reporting and Backup Withholding

In general, payments made to a U.S. holder of dividends on our Common Shares or proceeds from the sale or other disposition of Subscription Rights, Common Shares or Warrants may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply if the U.S. holder furnishes a correct taxpayer identification number (certified on IRS Form W-9 or valid substitute Form W-9) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder's U.S. federal income tax liability.

Net Investment Income Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. person's “net investment income” for a taxable year or (ii) the excess of the U.S. person's modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include interest, dividends (including dividends paid with respect to our Common Shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of Subscription Rights, our Common Shares or Warrants) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Norton Rose Canada LLP, counsel to the Corporation, the following is a general summary of the principal Canadian federal income tax considerations arising in respect of the receipt of Subscription Rights under the Rights Offering. This summary is applicable only to a beneficial holder who acquires Subscription Rights pursuant to the Rights Offering in the capacity as a shareholder of the Corporation and who at all relevant times, for the purposes of the Income Tax Act (Canada) and the Regulations thereunder (collectively the “Canadian Tax Act”) (i) holds its Common Shares, and will hold its Subscription Rights, Units, Common Shares and Warrants, as capital property, (ii) deals at arm's length with us, and (iii) is not affiliated with us (a “Holder”).

This summary is based on the provisions of the Canadian Tax Act in force on the date hereof and counsel's understanding of the current administrative policies and practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all such Proposed Amendments will be enacted in their present form. No assurance can be given that the Proposed Amendments will be enacted in their present form, or at all.

This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies and practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ materially from those described in this summary. This summary does not apply to a holder of Subscription Rights that is a “financial institution” for purposes of section 142.2 of the Canadian Tax Act, a “specified financial institution” as defined for purposes of the Canadian Tax Act, a Holder to which the “functional currency” reporting rules in the Canadian Tax Act apply or a Holder an interest in which is a tax shelter investment for the purposes of the Canadian Tax Act. Such Holders should consult their own tax advisors. In addition, further considerations that are not addressed in this summary may apply to a Holder who has entered into or enters into a “derivative forward agreement” as defined in the Proposed Amendments in relation to the Common Shares and such holders should also consult their own tax advisors.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. Holders should consult their own tax advisers regarding the income tax considerations applicable to them having regard to their particular circumstances.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is or is deemed to be a resident of Canada (a “Resident Holder”). Certain Resident Holders whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act, the effect of which may be to deem such Common Shares and every “Canadian security” (as defined in the Canadian Tax Act, which would not include the Subscription Rights or the Warrants) owned by such Holder in the taxation year in which the election is made and in all subsequent years deemed to be capital property. Resident Holders whose Common Shares might not otherwise be capital property should consult their own tax advisors concerning this election.

Receipt of Subscription Rights

Generally, no amount will be required to be included in computing the income of a Resident Holder as a consequence of acquiring Subscription Rights under the Rights Offering. The cost to a Resident Holder of the Subscription Rights so received will be nil. The cost of each Subscription Right held by a Resident Holder will be averaged with the adjusted cost base of each other identical Subscription Right, if any, held by the Resident Holder as capital property (including any identical Subscription Rights acquired otherwise than pursuant to the Rights Offering) for the purpose of determining the adjusted cost base to that Resident Holder of each Subscription Right so held.

Exercise of Subscription Rights

The exercise of Subscription Rights will not constitute a disposition of property for purposes of the Canadian Tax Act and, consequently, no gain or loss will be realized by a Resident Holder upon such exercise. Common Shares and Warrants acquired by a Resident Holder upon the exercise of Subscription Rights will have an aggregate cost to the Resident Holder equal to the aggregate of the amount paid to exercise the Subscription Rights plus the adjusted cost base to the Resident Holder of the Subscription Rights exercised. This cost must be allocated by the Resident Holder among the Common Shares, the Series A Warrants and the Series B Warrants acquired on the exercise of the Subscription Rights on a reasonable basis. Such allocation will not be binding on the CRA.

The cost of each Common Share acquired by a Resident Holder on the exercise of Subscription Rights will be averaged with the adjusted cost base of each other Common Share held by the Resident Holder as capital property for the purpose of determining the adjusted cost base to that Resident Holder of each Common Share. The cost of each Warrant acquired by a Resident Holder will be averaged with the adjusted cost base of each other identical Warrant, if any, held by the Resident Holder as capital property for the purpose of determining the adjusted cost base to the Resident Holder of each Warrant.

Exercise of Warrants

The exercise of Warrants will not constitute a disposition of property for purposes of the Canadian Tax Act and, consequently, no gain or loss will be realized by a Resident Holder upon such exercise. Common Shares acquired by a Resident Holder upon the exercise of Warrants will have a cost to the Resident Holder equal to the aggregate of the amount paid by the Resident Holder to exercise the warrant and the adjusted cost base to the Resident Holder of the exercised Warrants. The cost of each Common Share held by a Resident Holder will be averaged with the adjusted cost base of each other Common Share held by the Resident Holder as capital property for the purpose of determining the adjusted cost base to that Resident Holder of each Common Share.

Disposition of Subscription Rights, Common Shares, or Warrants

Upon the disposition or deemed disposition of a Subscription Right, Common Share, or Warrant by a Resident Holder (other than, in the case of Subscription Rights or Warrants, pursuant to the exercise or expiry thereof), the Resident Holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of reasonable costs of the disposition, exceed (or are exceeded by) the adjusted cost base of the Subscription Right, Common Share, or Warrant, as the case may be, to the Resident Holder immediately before the disposition or deemed disposition. Where a Resident Holder disposes of a Unit, the Resident Holder will be considered to have disposed of the underlying Common Share and Warrants and will be required to allocate the proceeds of disposition on a reasonable basis among such disposed securities.

Upon the expiry of an unexercised Subscription Right or Warrant, a Resident Holder will realize a capital loss equal to the adjusted cost base of the Subscription Right or Warrant to the Resident Holder immediately before such expiry.

Taxation of Capital Gains or Capital Losses

Under the Canadian Tax Act, one-half of any capital gain (or capital loss) realized by a Resident Holder is a taxable capital gain (or an allowable capital loss). A taxable capital gain realized in a taxation year must be included in the Resident Holder's income for the taxation year. Subject to and in accordance with the provisions of the Canadian Tax Act, allowable capital losses realized in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in the same taxation year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Canadian Tax Act.

The amount of any capital loss realized by a corporate Resident Holder on the disposition of a Common Share may be reduced by the amount of any dividends received or deemed to be received by it on such Common Share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom such rules may be relevant should consult their tax advisors.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) throughout the year is liable to pay an additional 6 2/3% refundable tax on investment income including taxable capital gains.

Dividends on Common Shares

A Resident Holder will be required to include in income for a taxation year any dividends received or deemed to be received in the taxation year on the Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividend designated by us as an eligible dividend in accordance with the provisions of the Canadian Tax Act.

A dividend received or deemed to be received by a Resident Holder that is a corporation will generally be deductible in computing the Resident Holder's taxable income. A Resident Holder that is a “private corporation”, as defined in the Canadian Tax Act, or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the year.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold their Common Shares and will not use or hold or be deemed to use or hold their Subscription Rights, Common Shares or Warrants in connection with carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

Receipt of Subscription Rights

A Non-Resident Holder will not be subject to Canadian withholding tax, and no other tax will be payable under the Canadian Tax Act by a Non-Resident Holder, as a consequence of acquiring Subscription Rights under the Rights Offering. The cost of Subscription Rights received under the Rights Offering will be nil.

Exercise of Subscription Rights or Warrants

The tax considerations for the exercise of a Subscription Right or a Warrant by a Non-Resident Holder will be the same as those described above for a Resident Holder.

Disposition of Subscription Rights, Warrants or Common Shares

Upon the disposition of Subscription Rights, Warrants or Common Shares, the Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized unless the Subscription Rights, Warrants or Common Shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable tax treaty or convention. Subscription Rights, Warrants or Common Shares will generally not constitute “taxable Canadian property” of such Non-Resident Holder so long as the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX), unless, at any time during the sixty-month period immediately preceding their disposition, (a) the Non-Resident Holder, persons with whom the

Non-Resident Holder does not deal at arm's length, or the Non-Resident Holder together with all such persons, owned not less than 25% of the issued shares of any class or series of shares of our capital stock and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Canadian Tax Act), (iii) “timber resource properties” (as defined in the Canadian Tax Act), or (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii).

Notwithstanding the foregoing in certain circumstances, the Subscription Rights, Warrants or Common Shares could be taxable Canadian property by virtue of deeming rules in the Canadian Tax Act. Non-Resident Holders whose Subscription Rights, Warrants or Common Shares constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

Dividends on Common Shares

A Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25% on any dividends paid or credited or deemed to be paid or credited to such Non-Resident Holder on the Common Shares, subject to the reduction of such rate under an applicable income tax convention. If the dividend is beneficially owned by a Non-Resident Holder that is a resident of the United States and is entitled to the full benefits of the Canada United States Income Tax Convention, the rate of withholding tax is generally reduced to 15% (or to 5% if the Non-Resident Holder is a company that owns at least 10% of our voting stock).

PLAN OF DISTRIBUTION

We intend to distribute Subscription Rights certificates and copies of this prospectus to those persons who were holders of our Common Shares on [ , 2013], the record date for the Rights Offering, promptly following the effective date of the registration statement of which this prospectus forms a part. If any holders of Subscription Rights (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) do not exercise their basic subscription privilege in full, then holders of Subscription Rights who have exercised their basic subscription privilege in full (including holders who acquired Subscription Rights by purchasing Subscription Rights from others) will be entitled to exercise an “over-subscription privilege”, subject to certain limitations and subject to allotment. Any Subscription Rights not exercised by the expiration date will expire without any payment to the holders of those unexercised Subscription Rights. We have not agreed to enter into any standby or other arrangements to purchase or sell any Subscription Rights or any Common Shares. In addition, we have not entered into any agreements regarding stabilization activities with respect to our securities.

If you wish to exercise your Subscription Rights, you should complete the Subscription Rights certificate and return it with payment to the subscription agent at the following address:

Computershare Investor Services Inc.

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier

100 University Avenue
8th Floor
Toronto, ON

M5J 2Y1
Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail:     corporateactions@computershare.com

We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately C$20,000. We estimate that our total expenses in connection with the Rights Offering will be approximately $623,586.

LEGAL MATTERS

Certain Canadian legal matters, including the legality of the Subscription Rights and Common Shares offered and the Common Shares underlying the Warrants, will be passed upon for us by Norton Rose Fulbright Canada LLP. Certain U.S. legal matters, including the legality of the Warrants offered will be passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2012 and 2011 and for each of the two years in the period ended December 31, 2012 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The high and low sales price for our Common Shares as reported on the TSX during the first quarter of 2013 was C$4.53 and C$3.61, respectively. The high and low sales price for our Common Shares as reported on the NYSE during the first quarter of 2013 was $4.42 and $3.68, respectively.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 filed by us with the SEC under the Securities Act. Please refer to the Registration Statement, including the exhibits to the Registration Statement and documents incorporated by reference for further information with respect to us and the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC's website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our Common Shares are listed and traded on the TSX and the NYSE. You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. In addition, these filings are available free of charge at our website at www.kingsway-financial.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on or available through our website is not, and should not be considered, a part of this report.

We “incorporate by reference” into this prospectus the information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus concerning the provisions of documents filed with SEC are summaries only and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We incorporate by reference in this prospectus the documents listed below and any filings that we may make with the SEC subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any portions of any such documents that are deemed to have been “furnished” and not “filed” in accordance with the Exchange Act and applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013;

•	Our Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on February 14, 2013, April 19, 2013, May 6, 2013, May 30, 2013, June 6, 2013 and June 11, 2013; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 19, 2003 under Section 12(g) of the Exchange Act, and any amendment or report which we has filed (or will file after the date of this prospectus) for the purpose of updating such description.

You may request a copy of these documents (excluding certain exhibits to the documents), which will be provided to you at no cost, by contacting:

Kingsway Financial Services Inc.
45 St. Clair W.
Toronto, Ontario M4V 1K9 CANADA
Attn: Investor Relations
(416) 848-1171

PRELIMINARY PROSPECTUS

KINGSWAY FINANCIAL SERVICES INC.

[ ] SUBSCRIPTION RIGHTS TO PURCHASE
ONE COMMON SHARE, ONE SERIES A WARRANT AND ONE SERIES B WARRANT, EACH TO PURCHASE ONE COMMON SHARE

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee and rights offering circular filing fee	$10,517
Accounting fees and expenses*	$12,000
Legal fees and expenses*	$500,000
Printing expenses*	$21,069
Subscription agent, information agent and registrar fees and expenses*	$35,000
Miscellaneous*	$45,000
Total*	$623,586

* Estimated pursuant to Item 511 of Regulation S-K

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of Ontario. The Ontario Business Corporations Act (“OBCA”) provides for indemnification of any directors, officers, former directors, former officers and individuals acting or who acted as directors or officers (or in a similar capacity) of another entity at our request against all costs, charges and expenses reasonably incurred by them for any civil, criminal, administrative or investigative proceeding in which they are involved by reason of being or having been a director or officer. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. The OBCA also provides that we or any of the individuals eligible for indemnification may apply to the court for approval of an indemnity.

We currently have directors' and officers' liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

We have entered into indemnification agreements with current officers and directors, as well as past officers and directors. Among other things, these agreements generally provide that we will indemnify each of these individuals against all fees, charges, disbursements, expenses and losses reasonably incurred by them in connection with any civil, criminal, quasi-criminal, administrative, investigative or other proceedings in connection with service as our director or officer or as a director, officer, trustee, manager, participating member or in any other similar capacity of any other entity to the extent that such person is serving in such capacity at our request (“Indemnified Capacity”). Additionally, we have agreed to indemnify these individuals for expenses they incur solely by reason of their service in an Indemnified Capacity. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal, quasi-criminal or administrative action, proceeding or hearing that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. We will have no obligation to indemnify these individuals if a court rules that they are not entitled to indemnification under the agreement.

These indemnification agreements also provide that, upon written request, we will advance expenses to the indemnified individuals within 20 days of such request. We must also maintain in effect a comprehensive liability insurance program, including policies providing coverage for the liability exposures of directors and officers. Such liability insurance coverage will continue for a minimum of six years following the director or officer ceasing to serve in an Indemnified Capacity.

Item 16. Exhibits and Financial Statement Schedules.

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of The Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, in the State of Illinois, on June 14, 2013.

June 14, 2013                        KINGSWAY FINANCIAL SERVICES INC.

By:    /S/ LARRY G. SWETS, JR.
Larry G. Swets, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Kingsway Financial Services Inc. hereby severally constitute and appoint Larry G. Swets, Jr. and [______] and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(e) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature                Title(s)                Date

/S/ LARRY G. SWETS, JR.        President and Chief Executive Officer     June 14, 2013
Larry G. Swets, Jr.        (Principal Executive Officer)

/S/ WILLIAM A. HICKEY, JR.    Executive Vice President,        June 14, 2013
William A. Hickey, Jr.        Chief Financial Officer
Chief Operating Officer
(Principal Financial and Accounting Officer)

/S/ SPENCER L. SCHNEIDER    Director                 June 14, 2013
Spencer L. Schneider

/S/ JOSEPH STILWELL        Director                 June 14, 2013
Joseph Stilwell

/S/ TERENCE KAVANAGH        Director                 June 14, 2013
Terence Kavanagh

/S/ GREGORY P. HANNON        Director                June 14, 2013
Gregory P. Hannon

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as exhibit 3.1 to the Form 8-K, filed July 6, 2012, and incorporated herein by reference).

3.2	By-law No. 5 of Kingsway Financial Services Inc. (included as exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.1	Specimen Certificate for Common Shares

4.2	Form of Subscription Rights Certificate to Purchase Rights for one Common Share and Warrants

4.3	Form of Series A Warrant Agreement

4.4	Form of Series B Warrant Agreement

4.5	Form of Subscription Agent Agreement

4.6
Indenture dated January 28, 2004 among Kingsway America Inc., Kingsway Financial Services Inc. and BNY Midwest Trust Company (included as exhibit 4.1 to the Form F-4, filed May 27, 2004, and incorporated herein by reference).

4.7
Trust Indenture dated July 10, 2007 among Kingsway 2007 General Partnership, Kingsway Financial Services Inc., Kingsway America Inc., and Computershare Trust Company of Canada (included as exhibit 4.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.8
Indenture dated December 4, 2002 between Kingsway America Inc. and State Street Bank and Trust Company of Connecticut, National Association (included as exhibit 4.3 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.9	Indenture dated May 15, 2003 between Kingsway America Inc. and U.S. Bank National Association (included as exhibit 4.4 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.10
Indenture dated October 29, 2003 between Kingsway America Inc. and U.S. Bank National Association (included as exhibit 4.5 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.11
Indenture dated May 22, 2003 between Kingsway America Inc., Kingsway Financial Services Inc., and Wilmington Trust Company (included as exhibit 4.6 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.12
Junior Subordinated Indenture dated September 30, 2003 between Kingsway America Inc. and J.P Morgan Chase Bank (included as exhibit 4.7 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.13
Indenture dated December 16, 2003 between Kingsway America Inc., Kingsway Financial Services Inc., and Wilmington Trust Company (included as exhibit 4.8 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

5.1	Legal Opinion of Norton Rose Canada LLP / S.E.N.C.R.L., s.r.l.

5.2	Legal Opinion of Sidley Austin LLP

10.1
Amended and Restated Stock Option Plan of Kingsway Financial Services Inc., dated as of May 2001 and amended most recently as of May 2007 (included as exhibit 10.1 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

10.2
Purchase Agreement, dated January 25, 2010, between The Westaim Corporation and Kingsway Financial Services Inc. (included as exhibit 10.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

10.3
Second Amendment to and Assignment and Assumption of Purchase Agreement, dated June 21, 2010, by and among FH Enterprises Inc., JBA Associates Inc., the four individual holders of all of JBA's voting securities, and Kingsway America Inc. (included as exhibit 10.3 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

10..4
Tax Benefit Preservation Plan Agreement, dated as of September 28, 2010, between Kingsway Financial Services Inc. and Computershare Investor Services Inc. (included as exhibit 10.4 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

10.5
Agreement and Plan of Merger, dated December 14, 2010, among JJR VI Acquisition Corp., Atlas Acquisition Corp., Kingsway Financial Services Inc., and American Insurance Acquisition Inc. (included as exhibit 10.5 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

10.6	Operating Agreement of Acadia GP, LLC dated March 16, 2011 (included as exhibit 10.8 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.7
Stock Purchase Agreement dated March 30, 2011 between HRM Acquisition Corp. and Kingsway America Inc. (included as exhibit 10.1 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.8
Senior Promissory Note dated March 30, 2011 issued by HRM Acquisition Corp. to Kingsway America Inc. (included as exhibit 10.2 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.9
Junior Promissory Note dated March 30, 2011 issued by HRM Acquisition Corp to Kingsway America Inc. (included as exhibit 10.3 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.10
Note Purchase Agreement dated March 30, 2011 between HRM Acquisition Corp. and United Property and Casualty Insurance Company (included as exhibit 10.4 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.11
Promissory Note dated March 30, 2011 issued by HRM Acquisition Corp. to United Property and Casualty Insurance Company (included as exhibit 10.5 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.12
Agreement of Limited Partnership dated March 30, 2011 between Acadia GP, LLC (in its capacity as a general partner of Acadia Acquisition Partners, L.P.) and limited partners (including United Property and Casualty Insurance Company) (included as exhibit 10.6 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.13
Intercreditor Agreement dated March 30, 2011 between HRM Acquisition Corp. and Kingsway America Inc. (included as exhibit 10.7 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.14	Subscription and Investment Representation Agreement dated March 30, 2011 (included as exhibit 10.9 to the March 31, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

10.15
Management Services Agreement between United Insurance Management, L.C. and 1347 Advisors LLC, effective August 29, 2011 (included as exhibit 10.1 to the September 30, 2011 Form 10-Q, filed March 27, 2012, and incorporated herein by reference).

21	Subsidiaries of Kingsway Financial Services Inc.

23.1	Consent of BDO USA LLP

23.2	Consent of Norton Rose Canada LLP / S.E.N.C.R.L., s.r.l. (included in Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2)

24.1	Power of Attorney (set forth on the signature pages hereof)

99.1	Instructions For Use of Kingsway Financial Services Inc. Subscription Rights Certificates

99.2	Notice of Guaranteed Delivery

99.3	Form of Letter to U.S. Shareholders

99.4	Form of Beneficial Owner Election Form

99.5	Form of Nominee Holder Certification

99.6	Form of Exemption Request Letter